As filed with the Securities and Exchange Commission on July 5, 1996
                                                   Registration No. 33-______
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            _______________________

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            _______________________
                          FEDERAL EXPRESS CORPORATION
            (Exact name of registrant as specified in its charter)

                 Delaware                           71-0427007
     (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)            Identification No.)

                           2005 Corporate Avenue
                         Memphis, Tennessee 38132
                              (901) 369-3600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        KENNETH R. MASTERSON, ESQ.
          Executive Vice President, General Counsel and Secretary
                        Federal Express Corporation
                         1980 Nonconnah Boulevard
                         Memphis, Tennessee 38132
                              (901) 395-3388
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                          _______________________

                                Copies to:
                         SARAH JONES BESHAR, ESQ.
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                         New York, New York 10017
                              (212) 450-4000
                          _______________________

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
==============================================================================
                                         Proposed   Proposed
                                         Maximum     Maximum
Title of Each Class         Amount       Offering   Aggregate    Amount of
  of Securities             Being         Price     Offering    Registration
 Being Registered         Registered     Per Unit   Price(1)        Fee
- -------------------       ----------     --------   ---------   -------------

Equipment Trust
  Certificates
Pass Through
  Certificates
Debt Securities
Preferred Stock(2)
Common Stock,
 par value $.10
 per share(3)           $1,000,000,000    100%   $1,000,000,000  $307,773.79
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(1)  Estimated solely for purposes of determining the registration fee.
(2) Such indeterminate number of shares of Preferred Stock as may, from time to time, be issued at indeterminate prices.
(3) Such indeterminate number of shares of Common Stock as may, from time to time, be issued at indeterminate prices.

     Pursuant to Rule 429 under the Securities Act, the Prospectuses filed as part of this Registration Statement relate to the securities registered hereby and to the remaining unsold $100,000,000 amount of Debt Securities and $7,456,000 amount of Equipment Trust Certificates and Pass Through Certificates previously registered by Federal Express Corporation under its Registration Statements on Form S-3, File Nos. 33-47176 and 33-56569, respectively.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the
Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

                             EXPLANATORY NOTE

     This Registration Statement contains four forms of prospectus: each, as supplemented, to be used in connection with offerings of (1) equipment trust certificates; (2) pass through certificates; (3) debt securities; or (4) common stock and preferred stock, respectively. No prospectus will be used to consummate sales of securities unless accompanied by a prospectus supplement applicable to the securities offered thereby.


                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JULY 5, 1996

PROSPECTUS
- ----------
                                [COMPANY LOGO]

                         EQUIPMENT TRUST CERTIFICATES
                             _____________________

   Up to $1,000,000,000 aggregate principal amount of Equipment Trust Certificates (the "Certificates") may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Certificates may be offered in one or more Series in amounts, at prices and on terms to be determined at the time of sale. The Certificates of each Series will be issued as nonrecourse obligations by an Owner Trustee, acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust, and authenticated by the Indenture Trustee, acting not in its individual capacity but solely as the Indenture Trustee under an Indenture among the Owner Trustee, the Indenture Trustee and Federal Express Corporation (the "Corporation"), to finance or refinance a portion of the payment by such Owner Trustee of the purchase price for a specified aircraft (an "Aircraft"), which has been or will be leased to the Corporation in connection with a leveraged lease transaction. The Prospectus Supplement relating to each offering will describe certain terms of the Certificates offered thereby, the Indentures and Leases and the leveraged lease transactions and Aircraft relating to such Certificates.

   For each Aircraft, the related Owner Trustee will issue Certificates of the related Series, each of which may have a different principal amount, maturity date and interest rate, which will be set forth on the cover of the related Prospectus Supplement. The Certificates of each Series will be secured by a security interest in the related Aircraft and by the Lease relating thereto, including the right to receive rent payable by the Corporation under such Lease. Although the Certificates will not be obligations of, nor guaranteed by, the Corporation, the amounts payable by the Corporation under such Lease will be sufficient to pay in full when due all principal of and interest on the Certificates related to such Aircraft.

   Interest will be payable on the Certificates of each Series on the dates and at the rates per annum set forth for such Certificates in the applicable Prospectus Supplement. Principal will be payable on the Certificates of each Series in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. The Certificates will be issued in registered form only and, unless otherwise specified in the applicable Prospectus Supplement, in accordance with a book-entry system.

   The Certificates may be sold to or through underwriters or directly to other purchasers or through agents. The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

   Prior to their issuance there will have been no market for the Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Certificates on a national securities exchange.

   This Prospectus may not be used to consummate sales of any Certificates unless accompanied by the Prospectus Supplement applicable to the Certificates being sold.
                         ____________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                          ___________________________

                 The date of this Prospectus is July   , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

   Federal Express Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof:

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed August 4, 1995.

     2. The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1995, November 30, 1995 and February 29, 1996, respectively, filed October 13, 1995, January 12, 1996 and April 12, 1996, respectively.

     3. The Corporation's Current Reports on Form 8-K dated August 14,
        1995, August 16, 1995, September 14, 1995, October 17, 1995, October 25, 1995, October 26, 1995, January 12, 1996, March 14, 1996, April
        30, 1996, June 5, 1996 and June 7, 1996, respectively, filed August 15, 1995, August 18, 1995, September 19, 1995, October 18, 1995,
        October 27, 1995, October 30, 1995, January 16, 1996, March 26, 1996,
        June 5, 1996, June 10, 1996 and June 21, 1996, respectively.

   All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Thomas L. Holland, Managing Director -- Investor Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1854 or by telephone at (901) 395-3478.


                          FEDERAL EXPRESS CORPORATION

   The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)

                                                       Nine Months Ended
                             Year Ended May 31      February 28 February 29
                      ----------------------------  ----------------------
                      1991  1992  1993  1994  1995      1995     1996
                      ----  ----  ----  ----  ----      ----     ----
Ratio of Earnings
 to Fixed Charges(a)  1.0x  (b)   1.4x  1.7x  2.0x      2.0x     1.8x
- -----------
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.


                              USE OF PROCEEDS

       The proceeds from the sale of the equipment trust certificates (the "Certificates") of each series (a "Series") offered pursuant to this Prospectus and a related Prospectus Supplement will be used to finance or refinance the debt portion and, in certain cases, to refinance some of the equity portion of a separate leveraged lease transaction entered into by the Corporation, as lessee, with respect to an aircraft (an "Aircraft") specified in such Prospectus Supplement. For each Aircraft, unless otherwise specified in the applicable Prospectus Supplement, the debt portion financed or refinanced will not exceed 80% of the purchase price for such Aircraft.

   The discounts and commissions relating to the offering of the Certificates of each Series will be paid by the Owner Participant (as defined below). The other expenses relating to the issuance and offering of such Certificates (other than certain expenses to be paid directly by the Corporation) will be paid by the Owner Participant as such other expenses become due or, if previously paid by the Corporation, will be reimbursed to the Corporation by the Owner Participant.


                    OUTLINE OF LEVERAGED LEASE TRANSACTIONS

   Each Prospectus Supplement will specify the type and model of Aircraft relating to the Certificates offered thereby, the engines with which such Aircraft is equipped and when such Aircraft was delivered new by the manufacturer to the Corporation, the Owner Trustee or any prior owner, as the case may be. Each Aircraft has been or will be sold to First Security Bank, National Association, or another bank or trust company, not in its individual capacity but solely as owner trustee (the "Owner Trustee") of a trust (an "Owner Trust" created pursuant to a "Trust Agreement") for the benefit of the owner participant named in the related Trust Agreement (the "Owner Participant"). Simultaneously with such sale, the Owner Trustee has leased or will lease the Aircraft to the Corporation pursuant to a lease (a "Lease") between the Owner Trustee, as lessor, and the Corporation, as lessee. Each of the leveraged lease transactions was or will be effected pursuant to a separate participation agreement (a "Participation Agreement") among the Owner Participant, the Owner Trustee, the Indenture Trustee (as defined below), the Corporation and, in the case of a refinancing, each holder of a loan certificate issued under the Indenture as originally executed.

   For each Aircraft, the related Certificates will be issued as a separate Series by the Owner Trustee, as nonrecourse obligations, and authenticated by State Street Bank and Trust Company, or another bank or trust company, as indenture trustee (the "Indenture Trustee") pursuant to a separate trust indenture and security agreement between the Owner Trustee, the Indenture Trustee and the Corporation (an "Indenture"). Each Owner Participant will have provided or will provide, from sources other than the related Certificates, unless otherwise specified in the applicable Prospectus Supplement, at least 20% of the purchase price for the related Aircraft.


                        DESCRIPTION OF THE CERTIFICATES

   The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Indenture and the Certificates, the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. For the Certificates offered pursuant to this Prospectus and any Prospectus Supplement, this summary will be qualified in its entirety by the detailed information appearing in such Prospectus Supplement, as well as by the form of the Certificates of each Series offered thereby and the related Indenture, Lease and Participation Agreement which will be filed as exhibits to a post-effective amendment to this Registration Statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed with the Commission in connection with the issuance of such Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to the form of Indenture referred to above.

   Each Prospectus Supplement will include a glossary of certain terms used in connection with the Certificates offered thereby. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summary will apply to the Certificates, the Indenture, the Lease and the Participation Agreement relating to each Aircraft. Additional provisions with respect to the Indentures, the Certificates, the Leases and the Participation Agreements relating to any particular offering of Certificates will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

General

   The Certificates of each Series will be issued as nonrecourse obligations by the Owner Trustee, acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under the related Indenture by the Indenture Trustee for the benefit of the registered holders of the Certificates of such Series (the "Holders"). All of the Certificates issued under the same Indenture will relate to a specific Aircraft which will be leased by the Owner Trustee to the Corporation pursuant to a separate Lease between the Owner Trustee and the Corporation. The Aircraft subject to each Lease and the Certificates issued under the related Indenture, will be specified in the applicable Prospectus Supplement. The Corporation will be obligated to make rental payments under each Lease that will be sufficient to pay the principal of and interest on the related Certificates when and as due and payable. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation. The Certificates will not, however, be obligations of, or guaranteed by, the Corporation.

   The Certificates will not be obligations of the Owner Trustee, in its individual capacity, or the Owner Participant; and neither the Owner Trustee, in its individual capacity, nor the Owner Participant will be liable for payment of any principal of, or premium, if any, or interest on the Certificates.

Book-Entry Procedures

   Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below. The Certificates will be fully registered and issued in the form of one or more temporary or permanent global security or securities without coupons, in minimum denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. No Certificateholder will be entitled to receive a Certificate in certificated form, except as set forth below.

   DTC has advised the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Certificates may do so only through DTC Participants. In addition, Certificateholders will receive all distributions of principal and interest from the Indenture Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Certificates. Under the book-entry system, Certificateholders may experience some delay in receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

   Distributions by DTC Participants to Certificateholders will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Certificateholders will not have possession of the Certificates, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Certificateholders, because DTC can only act on behalf of DTC Participants, the ability of Certificateholders to pledge Certificates to persons or entities that are not DTC Participants or to otherwise act with respect to such Certificates, may be limited due to the lack of physical certificates for such Certificates.

   None of the Corporation, the Indenture Trustee or any other agent of the Corporation or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Certificates or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Certificateholder" will be Cede, as nominee of DTC, Certificateholders will not be recognized by the Indenture Trustee as Certificateholders, as such term is used in the Indenture, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised the Corporation that it will take any action permitted to be taken by a Certificateholder under the Indenture and any Prospectus Supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Certificates are credited. Additionally, DTC has advised the Corporation that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

   Same-Day Settlement and Payment. All payments made by the Corporation to the Indenture Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

   The Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Certificates.

   Certificated Form. The Certificates will be issued in fully registered, certificated form to Certificateholders, or their nominees, rather than to DTC or its nominee, only if DTC advises the Indenture Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Corporation is unable to locate a qualified successor or if the Corporation, at its option, elects to terminate the book-entry system through DTC. In such event, the Indenture Trustee will notify all Certificateholders through DTC Participants of the availability of such certificated Certificates. Upon surrender by DTC of the definitive global certificate representing the series of Certificates and receipt of instructions for reregistration, the Indenture Trustee will reissue the Certificates in certificated form to Certificateholders or their nominees.

Principal and Interest Payments

   Interest will be payable on the Certificates of each Series on the dates and at the rates per annum set forth for such Certificates in the applicable Prospectus Supplement. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Principal will be payable on the Certificates of each Series in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the record date for each interest and principal payment date will be the fifteenth day prior to such payment date.

   If the Certificates are issued in certificated form as discussed above, principal of, premium, if any, and interest on the Certificates of each Series will be payable at the corporate trust office of the Indenture Trustee in Boston, Massachusetts or at such other office or agency, including the office or agency of a paying agent that may be appointed by the Indenture Trustee (a "Paying Agent"), maintained for the payment of the Certificates of a Series. All amounts payable by the Indenture Trustee under the terms of the Indenture may, however, at the option of the Indenture Trustee or Paying Agent, be paid by check mailed to the person entitled thereto at the address shown in the register maintained by the Indenture Trustee or other registrar, if any. (Indenture, Sections 2.04, 3.02 and 3.04) Such Certificates may be surrendered for registration of transfer or exchange for Certificates of the same Series, maturity and interest rate at facilities established for such purpose by the Indenture Trustee in Boston, Massachusetts. No service charge will be levied on any Holder for any transfer or exchange of Certificates, but payment may be required from such Holder of any tax or other governmental charges that may be imposed in connection therewith. (Indenture, Sections 2.04, 2.06 and 3.02)

Prepayment

   The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Certificates may or must be prepaid prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain prepayments and other terms applying to the prepayment of such Certificates.

Security

   The Certificates of each Series will be secured by:

   (i) an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights (except for certain limited rights described below) under the related Lease, including the right to receive rent and other payments thereunder;

   (ii) a security interest in the related Aircraft, subject to the rights of the Corporation under such Lease and to certain other liens and encumbrances; and

   (iii)an assignment to the Indenture Trustee of the Owner Trustee's rights relating to such Aircraft and the related engines under any agreements for the purchase thereof between the Corporation and the respective manufacturers of such Aircraft and of such engines. See "Registration of the Aircraft" below.

   The assignment by the Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of the Owner Trustee and the Owner Participant relating to:

   (i)   indemnification by the Corporation for certain matters;

   (ii)  proceeds of public liability insurance payable to the Owner
         Trustee in its individual capacity and to the Owner Participant under insurance maintained by the Corporation under such Lease; and

   (iii) proceeds of any insurance policies separately maintained by the Owner Trustee in its individual capacity or by the Owner Participant.

The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to certain limitations as described in the applicable Prospectus Supplement. (Indenture, Granting Clause and Section 8.01)

   There will be no cross-collateralization provisions in the Indentures and consequently the Certificates issued in respect of one of the Aircraft will not be secured by any other Aircraft or the Leases related thereto. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

   The proceeds from the sale of the Certificates of any Series will, if such proceeds are received by the Indenture Trustee on a day that is prior to the delivery date for the related Aircraft or, in the case of a refinancing, the refunding date for the related original loan certificate, be deposited with and held by the Indenture Trustee in the investments described in the following sentence, at the direction and risk of the Corporation, as security for such Certificates pending the delivery of the Aircraft or the consummation of the refunding. Funds, if any, held from time to time by the Indenture Trustee with respect to any Aircraft as a result of (i) the occurrence of an Indenture Event of Default, which may cause the Indenture Trustee to hold funds otherwise distributable to the Owner Trustee, (ii) an Event of Loss with respect to such Aircraft or (iii) otherwise, will be invested in obligations either of, or fully guaranteed by, the United States of America; certificates of deposit, bankers' acceptances or time deposits made with or by certain banks, trust companies or national banking associations; or commercial paper issued by a U.S. corporation whose commercial paper is rated at least A-1/P-1 by Standard & Poor's Corporation and Moody's Investors Service, Inc., respectively, or if neither such organization rates such commercial paper, the highest rating by another nationally recognized rating organization. Any income realized as a result of such investments, net of the Indenture
Trustee's reasonable fees and expenses incurred in making such investment, will be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, after taking into account such earnings and such reasonable fees and expenses, will be charged against the principal amount invested, in which case the Corporation will be responsible for any losses. (Indenture, Section 5.08)

Registration of the Aircraft

   The Corporation will be required, except under certain circumstances, to register and keep each Aircraft registered under Title 49 of the United States Code (the "Transportation Code"), in the name of the Owner Trustee, and to record and maintain the recordation of the Indenture and the Lease relating to each such Aircraft under the Transportation Code. Such recordation will give the Indenture Trustee a security interest in each such Aircraft perfected under the Transportation Code, which perfected security interest will, with certain limited exceptions, be recognized in those jurisdictions that have ratified the Convention on the International Recognition of Rights in Aircraft (the "Convention").

   The Corporation will be able, in certain circumstances, to re-register any Aircraft in certain countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the Indenture Trustee and the related Owner Participant must receive certain assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code. While such assurances are intended to provide that the Corporation's or the Owner Trustee's title to the Aircraft and the Indenture Trustee's lien thereon will be recognized in such jurisdiction and that the Indenture Trustee may exercise the rights granted to it in the Indentures, there is no guarantee that, even if such jurisdiction is a party to the Convention, as a practical matter, the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

   Each Aircraft may also be operated by the Corporation or placed under sublease or interchange arrangements with carriers domiciled outside of the United States. The ability of the Indenture Trustee in the case of an Indenture Event of Default, to realize upon its security interest in the Aircraft could be adversely affected as a legal or practical matter if the Aircraft were located outside the United States.

Payments and Limitation of Liability

   All payments of principal of, premium, if any, and interest on the Certificates of each Series will be made only from the assets subject to the Lien of the applicable Indenture or the income and proceeds received by the Indenture Trustee therefrom, including rent payable by the Corporation under the related Lease. See "The Leases -- Terms and Rentals" below. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation. The Certificates will not be direct obligations of, and will not be guaranteed by, the Corporation.

   Neither the Owner Trustee nor the Indenture Trustee (in their individual capacities) will be liable to any Holder or, in the case of the Owner Trustee, in its individual capacity, to the Corporation or the Indenture Trustee for any amounts payable or for any liability under the Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee. (Indenture, Section 2.05)

Merger, Consolidation and Transfer of Assets

   With respect to each Series of Certificates, the Corporation will be prohibited from consolidating with or merging into any other corporation under circumstances in which the Corporation is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

   (i) the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Transportation Code and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of the Corporation contained in the related Indenture, the Participation Agreement, the Lease, the Purchase Agreement and the Purchase Agreement Assignment;


   (ii) immediately after giving effect to such consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of such documents; and

   (iii)such consolidation, merger or transfer does not give rise to a Lease Event of Default.

   The Indentures contain no debt covenants or provisions that would afford the Holders protection in the event of a highly leveraged transaction involving the Corporation.

Events of Default, Notice and Waiver

   The Indenture Events of Default under each Indenture for the Certificates to be offered pursuant to this Prospectus and any Prospectus Supplement will be set forth in such Prospectus Supplement. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

   Each Indenture will provide that the Indenture Trustee must, within 90 days after the occurrence of any event actually known to a responsible officer of the Indenture Trustee that is an Indenture Default thereunder, give notice thereof to the Holders of outstanding Certificates issued thereunder. Under no circumstances, however, may the Indenture Trustee give such notice until the expiration of a period of 60 days from the occurrence of such Indenture Default. The Indenture Trustee will be protected in withholding such notice, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Certificate issued thereunder, if it in good faith determines that the withholding of such notice is in the interests of the Holders of such Certificates. (Indenture, Section 7.12)

   The Holders of not less than 50% in aggregate principal amount of the outstanding Certificates issued under an Indenture to which an Indenture Default relates may on behalf of all Holders waive certain past Indenture Defaults thereunder and their consequences. Consent from each Holder of an outstanding Certificate issued under an Indenture, however, is required with respect to a waiver of an Indenture Default in the payment of the principal of, premium, if any, or interest on any Certificate then outstanding under such Indenture or in respect of any covenant or provision of such Indenture or any other related Operative Agreement that, pursuant to the provisions of such Indenture, cannot be modified or amended without the consent of each Holder affected thereby. (Indenture, Section 7.11)

   Under each Indenture the Owner Trustee or the related Owner Participant will have the right under certain circumstances, as specified in the applicable Prospectus Supplement, to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the related Owner Participant exercises such cure right, the Indenture Event of Default will be deemed to be cured.

Remedies

   Each Indenture will provide that if an Indenture Event of Default has occurred and is continuing thereunder, the Indenture Trustee may exercise certain rights or remedies available to it under applicable law, including, if a Lease Event of Default under the related Lease has occurred, one or more of the remedies with respect to the Aircraft pledged under such Indenture afforded to the Owner Trustee by the related Lease for Lease Events of Default thereunder. The exercise by the Indenture Trustee of such rights or remedies in connection with a Lease Event of Default will be subject, however, to the right, if any, of the Owner Trustee or the related Owner Participant, as the case may be, to cure certain defaults or to prepay the Certificates. The applicable Prospectus Supplement will describe any limitation on the exercise of remedies by the Indenture Trustee. Such remedies may be exercised by the Indenture Trustee to the exclusion of the Owner Trustee and the Owner Participant. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of the Corporation under the applicable Lease, provided that no exercise of any remedies by the Indenture Trustee may affect the rights of the Corporation under a Lease unless a Lease Event of Default under such Lease has occurred and is continuing. (Indenture, Section 7.02(a))

   It is impossible to predict the resale value for any Aircraft to be sold upon the exercise of the Indenture Trustee's remedies under the related Indenture. The market for aircraft, whether new or used, is and will be affected by many factors including, among other things, the supply of similarly equipped aircraft of the same make and model, the demand for such aircraft by air carriers and the cost and availability of financing to potential purchasers of such aircraft. Each of these factors, in turn, will be affected by various circumstances including, among other things, current and anticipated demand for passenger and cargo air services, the relative capacity of air carriers to provide such services, the current and projected profitability of providing such services, the economic condition of the domestic and international airline industries and global economic and financial developments generally.

   The marketability of a particular aircraft will be affected by factors such as the reputation and actual performance record of the air carrier operating the aircraft with respect to maintenance, the compliance of the aircraft with federal noise and other environmental standards and the degree of technical and other support available from the manufacturer of the aircraft. Since the market for aircraft will fluctuate over time to reflect changes in these circumstances, and because of the unique factors that would affect market value in a forced disposition of an aircraft, there can be no assurance that the net proceeds realized from the sale or other disposition of any Aircraft in the exercise of such remedies will be sufficient to satisfy in full amounts due and payable on the related Certificates.

   If an Indenture Event of Default occurs under an Indenture as a result of certain specified events of bankruptcy, insolvency or reorganization of the Owner Trustee, the related Owner Participant or the Corporation, then the unpaid principal of all outstanding Certificates issued under such Indenture, together with interest accrued but unpaid thereon and all other amounts due thereunder and under such Indenture, immediately and without further act, will become due and payable. If any other Indenture Event of Default occurs and is continuing under an Indenture, the Indenture Trustee, acting on its own or at the direction of the Holders of not less than 25% in aggregate principal amount of the outstanding Certificates of each Series issued under such Indenture, may declare the principal of all such Certificates immediately due and payable, together with interest accrued but unpaid thereon and all other amounts due thereunder and under such Indenture, by written notice or notices to the Owner Trustee and the Corporation.

   The Holders of not less than 50% in aggregate principal amount of the outstanding Certificates of such Series may rescind any such declaration by the Indenture Trustee or by such Holders at any time prior to the sale or disposition of the property subject to the Lien of the Indenture provided there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay:

        (a) all overdue installments of interest on all such Certificates (together, to the extent permitted by law, with interest on such overdue installments of interest);

        (b) the principal on any Certificates that has become due otherwise than by such declaration;

        (c) all amounts paid or advanced by the Indenture Trustee under such Indenture; and

        (d) certain other expenses

or all Indenture Events of Default under such Indenture (other than the non-payment of principal that has become due solely because of such declaration) have been cured or waived. (Indenture, Sections 7.02(b) and (c))

   In the event of the bankruptcy of the Owner Participant, it is possible that, notwithstanding the fact that the applicable Aircraft will be owned by the Owner Trustee in trust, such Aircraft and the related Lease and Certificates might become part of such bankruptcy proceeding. In such event, payments under such Lease or Certificates might be interrupted and the ability of the Indenture Trustee to exercise its remedies under such Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and Aircraft.

   The right of any Holder of a Certificate to institute an action for any remedy under the Indenture pursuant to which such Certificate was issued (including the right to enforce payment of the principal of, premium, if any, and interest on such Certificates when due) will be subject to certain conditions precedent, including a written request to the Indenture Trustee by the Holders of not less than 25% in aggregate principal amount of outstanding Certificates issued pursuant to such Indenture to take action, and an offer to the Indenture Trustee of reasonable indemnification against costs, expenses and liabilities incurred by it in doing so. (Indenture, Sections 7.08 and 7.09)

   The Holders of not less than 50% in aggregate principal amount of outstanding Certificates of each Series may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee but, in such event, the Indenture Trustee is entitled to be indemnified by the Holders of such Series before proceeding to act and the Indenture Trustee may not be held liable for any such action taken in good faith. (Indenture, Section 7.10 and Article XI)

   Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

    (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

    (b) the provision of the Bankruptcy Code allowing the trustee in in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

    (c) the confirmation of a plan by the bankruptcy court; and

    (d) any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Prospectus Supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

   If an Indenture Event of Default occurs and is continuing, any amounts held or received by the Indenture Trustee may be applied to reimburse the Indenture Trustee for any tax, expense, charge or other loss incurred by it and to pay any other amounts due the Indenture Trustee prior to any payments to Holders of the Certificates with respect to which such Indenture Event of Default relates. (Indenture, Sections 5.03 and 9.11)

Modification of Agreements

   The provisions of the Indenture, the Lease, the Participation Agreement and the Trust Agreement with respect to any Series may be amended or modified, except to the extent indicated below, with the consent of the Holders of more than 50% in aggregate principal amount of outstanding Certificates of such Series. (Indenture, Section 13.02)

   The following changes may be made to the Indenture pursuant to which a Certificate was issued or the related Lease or Participation Agreement only with the consent of all Holders of the outstanding Certificates affected thereby:

    (a) reductions in the principal amount of, or premium, if any, or interest payment payable on such Certificate or changes in the date on which any such principal, premium, if any, or interest payment is due and payable or otherwise affect the terms of payment of such Certificate;

    (b) reductions in, and modifications or amendments to, any indemnities payable by the related Owner Participant in favor of such Holder;

    (c) reductions in the amount of any rent payable by the Corporation below the amount required to pay all principal of, premium, if any, and interest on all such Certificates as and when due and payable;

    (d) creations of any security interest with respect to the property subject to the Lien of such Indenture ranking prior to or on a parity with the security interest created by such Indenture or deprivation to the Holder of any such Certificate of the benefit of the Lien of such Indenture upon the property subject thereto; or

    (e) reductions in the percentage of the aggregate principal amount of such Certificates necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indenture, Article XIII)

   Certain provisions of the Indentures, the Leases, the Participation Agreements and the Trust Agreements may be modified by the Owner Trustee, the Lessee and the Indenture Trustee without the consent of the Holders of the outstanding Certificates related thereto. (Indenture, Section 13.01)

The Indenture Trustee

   Unless otherwise indicated in the applicable Prospectus Supplement, State Street Bank and Trust Company will be the Indenture Trustee under each Indenture. State Street Bank and Trust Company acts as trustee under other indentures with respect to other indebtedness of the Corporation, and the Corporation from time to time borrows from, and maintains deposit accounts with, State Street Bank and Trust Company and its affiliates.

   In accordance with the Trust Indenture Act of 1939, as amended, each Indenture will be deemed to provide that in the case of any Indenture Event of Default thereunder, the Indenture Trustee shall exercise such of the rights and powers vested in it by such Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Generally, the Indenture Trustee will not be liable for any error of judgment made in good faith, unless the Indenture Trustee was negligent in ascertaining the pertinent facts, or for any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than 50% in aggregate principal amount of the outstanding Certificates issued under such Indenture. Subject to such provisions, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any Holders of Certificates issued thereunder unless they shall have offered to the Indenture Trustee reasonable security or indemnity. Each Indenture will provide that the Indenture Trustee and the Owner Trustee may acquire and hold Certificates issued thereunder and, subject to certain conditions, the Indenture Trustee may otherwise deal with the Owner Trustee with the same rights it would have if it were not the Indenture Trustee. (Indenture, Sections 9.02, 9.03 and 9.05)

   The Indenture Trustee may resign as trustee under any Indenture at any time. If the Indenture Trustee ceases to be eligible to continue as Indenture Trustee under an Indenture or becomes incapable of acting as Indenture Trustee or becomes insolvent, the Owner Trustee may remove the Indenture Trustee. Any Holder of a related Certificate who has been a Holder for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. In addition, the Indenture Trustee under any Indenture may be removed without cause by the Holders of more than 50% in aggregate unpaid principal amount of the related outstanding Certificates or by the Owner Trustee, with the consent of the Corporation and such Holders. (Indenture, Section 12.02)

   In the case of the resignation or removal of the Indenture Trustee under an Indenture, the Holders of more than 50% in aggregate unpaid principal amount of the related outstanding Certificates, or the Owner Trustee, with the consent of the Corporation and such Holders, may appoint a successor Indenture Trustee. The resignation or removal of the Indenture Trustee under any Indenture and the appointment of the successor trustee under such Indenture does not become effective until acceptance of the appointment by the successor trustee. (Indenture, Section 12.02) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee under each Indenture. All references in this Prospectus to the Indenture Trustee are to the trustee acting in such capacity under each of the Indentures and should be read to take into account the possibility that each of the Indentures could have a different successor trustee in the event of such a resignation or removal.

The Leases

   Terms and Rentals. Each Aircraft will be leased separately by the related Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Aircraft to the Owner Trustee and expiring on a date not earlier than the latest maturity date of the Certificates issued with respect to such Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease will be payable on the dates specified in the applicable Prospectus Supplement. The respective payments will be assigned under the related Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Certificates issued under such Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that the Corporation will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal of and interest on the Certificates issued under the Indenture relating to such Lease. See "Payments and Limitations of Liability" above. Scheduled payments of principal of and interest on the Certificates will be made on the dates specified in the applicable Prospectus Supplement.

   Net Lease. The Corporation's obligations under each Lease in respect of the related Aircraft will be those of a lessee under a "net lease." Accordingly, the Corporation will be obligated to pay all costs of operating the Aircraft and, at its expense, to maintain, service, repair and overhaul the Aircraft so as to keep the Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Aircraft loses its airworthiness certification and such loss is curable and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

   Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to an Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from an Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Aircraft or any such engine, although the value of such Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to the provisions described above.

   Insurance. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Aircraft, at its own cost and expense, in such amounts, against such risks, with such deductibles or retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective
Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure (including by way of deductibles and retentions) in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future or, if it is carried, as to the amount of such insurance.

   The Corporation and any permitted sublessee of an Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds in excess of certain specified amounts will be distributed to the Indenture Trustee. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to the provisions described in this paragraph.

   Lease Events of Default; Remedies. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

The Participation Agreements

   The Corporation will be required to indemnify each Owner Participant, the Owner Trustee, the Indenture Trustee and certain parties affiliated with the foregoing (but not including Holders) for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof.
In addition, under certain circumstances the Corporation will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft.

   Subject to certain restrictions and unless otherwise provided in the related Prospectus Supplement, each Owner Participant may convey all of its interest in the related Owner Trust. Although the matter is not entirely free from doubt, Davis Polk & Wardwell has advised the Corporation that an Owner Participant's conveyance of its right, title and interest in the related Owner Trust will not constitute a taxable event to the Holders of the related Certificates. However, if so provided in the applicable Prospectus Supplement, in certain limited instances the Corporation may assume an Owner Trust's obligations under the related Certificates on a full recourse basis. In this event, Holders will recognize gain or loss on the related Certificates for federal income tax purposes.


                             ERISA CONSIDERATIONS

   Unless otherwise indicated in the applicable Prospectus Supplement, Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or
Section 4975 of the Code and, therefore, may purchase the Certificates.


                             PLAN OF DISTRIBUTION

   The Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

   The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of Certificates, underwriters or agents may receive compensation from the Corporation or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

   Offers to purchase Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

   Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Certificates may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

   Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Certificates on a national securities exchange. If the Certificates of any Series are sold to or through underwriters, the underwriters may make a market in such Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates of any Series.

   Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


                                 LEGAL MATTERS

   Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Certificates offered hereby will be passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by counsel for any agents, dealers or underwriters ("Underwriters' Counsel"). Unless otherwise indicated in the applicable Prospectus Supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of counsel for the Owner Trustee, individually and as Owner Trustee, as to matters relating to the authorization, execution and delivery of each Indenture and of the related Series of Certificates by the Owner Trustee, and of George W. Hearn, Vice President - Law of the Corporation, as to the Corporation's authorization, execution and delivery of the Indentures. At July 3, 1996, Mr. Hearn owned zero shares of the Corporation's common stock and had been granted options to purchase 20,800 shares of the Corporation's common stock. Of the options granted, 3,750 were vested at such date.


                                    EXPERTS

   The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1995 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   With respect to the unaudited interim financial information for the quarters ended August 31, 1995, November 30, 1995 and February 29, 1996, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

======================================  ======================================
No dealer, salesperson or other
individual has been authorized to
give any information or to make any
representation not contained in this                $1,000,000,000
Prospectus in connection with the
offering covered by this Prospectus.
If given or made, such information
or representation must not be relied                [COMPANY LOGO]
upon as having been authorized by the
Corporation or the Underwriters. This
Prospectus does not constitute an
offer to sell, or the solicitation                  $1,000,000,000
of an offer to buy, the Certificates
in any jurisdiction where, or to any
person to whom, it is unlawful to
make such offer or solicitation.
Neither the delivery of this Prospectus      Equipment Trust Certificates
nor any sale made hereunder shall,
under any circumstances, create an
implication that there has not been
any change in the facts set forth in               --------------------
this Prospectus or in the affairs of               P R O S P E C T U S
the Corporation since the date hereof.             --------------------

        TABLE OF CONTENTS
                                    Page
                                    ----

Available Information..............  3
Incorporation of Certain
  Documents by Reference...........  3
Federal Express Corporation........  4
Ratio of Earnings to Fixed Charges.  4
Use of Proceeds....................  4
Outline of Leveraged
   Lease Transactions..............  4
Description of the Certificates....  5
ERISA Considerations............... 15
Plan of Distribution............... 15
Legal Matters...................... 16
Experts............................ 16                July ___, 1996
======================================  ======================================


                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JULY 5, 1996

PROSPECTUS
- ----------
                                [COMPANY LOGO]

                              PASS THROUGH TRUSTS
                           PASS THROUGH CERTIFICATES
                        _______________________________

   Up to $1,000,000,000 aggregate amount of Pass Through Certificates (the "Pass Through Certificates") may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Pass Through Certificates may be offered in one or more Series in amounts, at prices and on terms to be determined at the time of sale. For each Series of Pass Through Certificates offered pursuant to this Prospectus and a Prospectus Supplement, a separate Pass Through Trust will be formed pursuant to the Pass Through Trust Agreement dated as of June 1, 1996 (the "Pass Through Agreement") between Federal Express Corporation (the "Corporation") and State Street Bank and Trust Company, and the supplements thereto relating to such Pass Through Trust (a "Series Supplement") between the Corporation and the trustee named in such Series Supplements, not in its individual capacity but solely as the Pass Through Trustee with respect to such Pass Through Trust. Each Pass Through Certificate in a Series will evidence a fractional undivided interest in the related Pass Through Trust and will have no rights, benefits or interest in respect of any other Pass Through Trust or the Trust Property (as defined below) held in any other such Pass Through Trust.

   The Trust Property of each Pass Through Trust will consist of (a) equipment purchase certificates issued with recourse to the Corporation (the "Owned Aircraft Certificates") or (b) equipment trust certificates issued as nonrecourse obligations by certain Owner Trustees, each acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust, in connection with separate leveraged lease transactions (the "Leased Aircraft Certificates" and, together with the Owned Aircraft Certificates, the "Equipment Certificates"). The Owned Aircraft Certificates will be issued to finance or refinance all or a portion of the purchase price of each of one or more aircraft that have been or will be purchased and owned by the Corporation (the "Owned Aircraft"). The Leased Aircraft Certificates will be issued to finance or refinance a portion of the payment by each such Owner Trustee of the purchase price for a specified aircraft which has been or will be leased to the Corporation (the "Leased Aircraft" and, together with the Owned Aircraft, the "Aircraft"). The Prospectus Supplement relating to each offering will describe certain terms of the Pass Through Certificates offered thereby, the respective Pass Through Trusts, the Equipment Certificates to be purchased by such Pass Through Trusts, the leveraged lease transactions, if any, relating thereto and the Aircraft relating to such Equipment Certificates.

   For each Aircraft, the related Owner Trustee or the Corporation, as the case may be, may issue one or more Equipment Certificates, each of which may have a different interest rate and final maturity date. For each Series of Pass Through Certificates, the Pass Through Trustee will purchase one or more Equipment Certificates issued with respect to each of one or more Aircraft such that all of the Equipment Certificates held in the related Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Certificates will occur on or before the final distribution date for such Pass Through Certificates.
                                                (Continued on following page)
                        _______________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                          ___________________________

                 The date of this Prospectus is July __, 1996.

(continued from previous page)

   The Owned Aircraft Certificates issued with respect to each Owned Aircraft will be secured by a security interest in such Owned Aircraft and will be direct obligations of the Corporation. The Leased Aircraft Certificates issued with respect to each Leased Aircraft, except during the Pre-Funding Period, if any, will be secured by a security interest in such Leased Aircraft and by the Lease relating thereto, including the right to receive rent payable by the Corporation under such Lease. Although none of the Leased Aircraft Certificates held in the respective Pass Through Trusts will be obligations of, or guaranteed by, the Corporation, the amounts payable by the Corporation under the Lease of each Leased Aircraft will be sufficient to pay in full when due all principal of and interest on the Leased Aircraft Certificates relating to such Leased Aircraft, except as described under "Description of the Equipment Certificates -- General" relating to any Pre-Funding Period with respect to such Leased Aircraft.

   During any Pre-Funding Period, the related Leased Aircraft Certificates will be secured by a collateral account funded by the net proceeds of the sale of such Leased Aircraft Certificates to the Pass Through Trustee and, if specified in the applicable Prospectus Supplement, by other security (which may include a letter of credit). Funds in such collateral account, together with any such other security will be available to pay any principal due and interest accrued on such Leased Aircraft Certificates during such Pre-Funding Period, as well as to fund any mandatory prepayment of such Leased Aircraft Certificates during such Pre-Funding Period.

   Interest paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the registered holders of the Pass Through Certificates for such Pass Through Trust (for each Pass Through Trust, the "Certificateholders") on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the Certificateholders in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust.

   The Pass Through Certificates will be issued in registered form only and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in accordance with a book-entry system.

   The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions will be made only from the property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in, or obligation of, the Corporation.

   The Pass Through Certificates may be sold to or through underwriters or directly to other purchasers or through agents. The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

   Prior to their issuance, there will have been no market for the Pass Through Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. See "Plan of Distribution."

   This Prospectus may not be used to consummate sales of any Pass Through Certificates unless accompanied by the Prospectus Supplement applicable to the Pass Through Certificates being sold.

                         ____________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

   Federal Express Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.


                  REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

   The Pass Through Trustee under each Pass Through Trust will provide the Certificateholders of each Pass Through Trust with certain periodic statements concerning the distributions made from such Pass Through Trust. See "Description of the Pass Through Certificates -- Statements to
Certificateholders."


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof.

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed August 4, 1995.

     2. The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1995, November 30, 1995 and February 29, 1996, respectively, filed October 13, 1995, January 12, 1996 and April 12, 1996, respectively.

     3. The Corporation's Current Reports on Form 8-K dated August 14,
        1995, August 16, 1995, September 14, 1995, October 17, 1995, October 25, 1995, October 26, 1995, January 12, 1996, March 14, 1996, April
        30, 1996, June 5, 1996 and June 7, 1996, respectively, filed August 15, 1995, August 18, 1995, September 19, 1995, October 18, 1995,
        October 27, 1995, October 30, 1995, January 16, 1996, March 26, 1996,
        June 5, 1996, June 10, 1996 and June 21, 1996, respectively.

   All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Thomas L. Holland, Managing Director -- Investor Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1854 or by telephone at (901) 395-3478.


                          FEDERAL EXPRESS CORPORATION

   The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)


                                                       Nine Months Ended
                             Year Ended May 31      February 28 February 29
                      ----------------------------  -----------------------
                      1991  1992  1993  1994  1995      1995     1996
                      ----  ----  ----  ----  ----      ----     ----
Ratio of Earnings to
  Fixed Charges (a)   1.0x   (b)  1.4x  1.7x  2.0x      2.0x     1.8x

- -------------------
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.


                    OUTLINE OF PASS THROUGH TRUST STRUCTURE

   For each Series of Pass Through Certificates (as such terms are defined below) offered pursuant to this Prospectus and a related Prospectus Supplement, a separate pass through trust (a "Pass Through Trust") will be formed pursuant to a supplemental agreement (a "Series Supplement") between the Corporation and the trustee named in such Series Supplement, not in its individual capacity but solely as pass through trustee (the "Pass Through Trustee"), in accordance with the Pass Through Trust Agreement, dated as of June 1, 1996 (the "Pass Through Agreement") between the Corporation and the Pass Through Trustee, for the benefit of the registered holders (the "Certificateholders") of the series (a "Series") of certificates (the "Pass Through Certificates") evidencing fractional undivided interests in such Pass Through Trust. The property held in each Pass Through Trust (the "Trust Property") will consist of (a) equipment purchase certificates issued in connection with the purchase by the Corporation of one or more aircraft (the "Owned Aircraft Certificates") or (b) equipment trust certificates issued in connection with one or more leveraged lease transactions (the "Leased Aircraft Certificates" and, together with the Owned Aircraft Certificates, the "Equipment Certificates"), as specified in the applicable Prospectus Supplement.

   As more fully described below under "Use of Proceeds," in connection with each purchase or leveraged lease transaction, one or more Equipment Certificates may be issued, each of which may have different interest rates and final maturity dates. Concurrently with the execution and delivery of each Series Supplement, the Pass Through Trustee, on behalf of the related Pass Through Trust, will enter into one or more participation agreements (each, a "Participation Agreement") pursuant to which it will, among other things, purchase one or more Owned Aircraft Certificates or Leased Aircraft Certificates, such that the Equipment Certificates that constitute the property of such Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Certificates will occur on or before the final distribution date applicable to such Pass Through Certificates.

   For each Pass Through Trust, the aggregate amount of the related Series of Pass Through Certificates will equal the aggregate principal amount of the Equipment Certificates constituting the Trust Property of such Pass Through Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest, received by it as holder of the Equipment Certificates to the Certificateholders of the Pass Through Trust in which such Equipment Certificates are held. See "Description of the Pass Through Certificates" and "Description of the Equipment Certificates."


                                USE OF PROCEEDS

   Each Series of Pass Through Certificates offered pursuant to this Prospectus and a related Prospectus Supplement will be issued to facilitate
(a) the financing of the aggregate principal amount of debt to be issued, or the refinancing of the aggregate principal amount of the debt previously issued, by the Corporation with respect to each of the aircraft that have been or will be purchased and owned by the Corporation (the "Owned Aircraft"), as specified in the applicable Prospectus Supplement, or (b) the financing or refinancing of the debt portion and, in certain cases, refinancing some of the equity portion of one or more separate leveraged lease transactions entered into or to be entered into by the Corporation, as lessee, with respect to each of the aircraft that have been or will be leased by the Corporation (the "Leased Aircraft" and, together with the Owned Aircraft, the "Aircraft"), as specified in the applicable Prospectus Supplement. Each Prospectus Supplement will specify the type and model of each Aircraft relating to the Pass Through Certificates offered thereby, the engines with which such Aircraft is equipped and whether such Aircraft was or will be delivered new by the manufacturer to the Corporation or the Owner Trustee, as the case may be, or whether such Aircraft is already in use in the Corporation's fleet.

   The proceeds from the sale of such Pass Through Certificates will be used by the Pass Through Trustee on behalf of the related Pass Through Trust (a) to purchase Owned Aircraft Certificates or (b) to purchase Leased Aircraft Certificates. The Owned Aircraft Certificates will be issued with recourse to the Corporation to finance or refinance all or a portion of the purchase price (as specified in the applicable Prospectus Supplement) for one or more Owned Aircraft which have been or will be purchased and owned by the Corporation. The Leased Aircraft Certificates will be issued as nonrecourse obligations by First Security Bank, National Association, not in its individual capacity but solely as the owner trustee (the "Owner Trustee") of separate owner trusts (each, an "Owner Trust" created pursuant to a separate "Trust Agreement") for the benefit of the owner participant named therein (each, an "Owner Participant"), in connection with one or more leveraged lease transactions, in each case to finance or refinance not more than, unless otherwise specified in such Prospectus Supplement, 80% of the purchase price paid or to be paid by the Owner Trustee for a Leased Aircraft which has been or will be leased by the related Owner Trustee to the Corporation.

   To the extent that any proceeds from the sale of the Pass Through Certificates for any Pass Through Trust have not been applied by the Pass Through Trustee by the date specified in the applicable Prospectus Supplement to the purchase of the Equipment Certificates that were contemplated to be held in such Pass Through Trust, such proceeds will be distributed on the date specified in such Prospectus Supplement to the related Certificateholders on a pro rata basis, together with interest accrued thereon, but without premium. See "Description of the Pass Through Certificates -- Special Payment Upon Unavailability of Trust Property."

   If, for any Leased Aircraft, under the circumstances discussed below in "Description of Equipment Certificates -- Delayed Lease Commencement" the proceeds from the sale of the related Leased Aircraft Certificates to the applicable Pass Through Trusts are not applied by the Owner Trustee to pay the purchase price for such Leased Aircraft on the date of the purchase of such Leased Aircraft Certificates by such Pass Through Trusts, such proceeds, after deducting certain expenses of the Pass Through Certificate offering, will be deposited by the Owner Trustee into a Collateral Account (as defined below). Such Collateral Account, together with the other security, if any, pledged under the related Indenture (see "Description of the Equipment Certificates -- Security" below), will secure such Leased Aircraft Certificates during the related Pre-Funding Period (as defined below) and will be available to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the Pre-Funding Period. If the Lease related to such Leased Aircraft does not commence by the Cut-off Date specified in the applicable Prospectus Supplement or an event of loss occurs with respect to such Leased Aircraft during the Pre-Funding Period, funds in such Collateral Account, together with such other security will be available to prepay such Leased Aircraft Certificates as described in such Prospectus Supplement or will be applied to finance the aggregate principal amount of the debt to be issued by the Corporation in connection with the acquisition of such Aircraft by the Corporation so that such Aircraft becomes an Owned Aircraft. See "Description of the Equipment Certificates -- Delayed Lease Commencement" and "--Mandatory Prepayment During the Pre-Funding Period."

   For each Leased Aircraft, the related Leased Aircraft Certificates have been or will be issued by the Owner Trustee and authenticated by the trustee named in such trust indenture and security agreement, as indenture trustee (the "Indenture Trustee") under a separate trust indenture and security agreement (each, a "Leased Aircraft Indenture") between the Owner Trustee and the Indenture Trustee. Each Owner Participant will have provided or will provide, from sources other than the related Leased Aircraft Certificates, at least, unless otherwise specified in the applicable Prospectus Supplement, 20% of the purchase price for the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Certificates issued thereunder. For each Owned Aircraft, the related Owned Aircraft Certificates have been or will be issued under a separate trust indenture and security agreement (each, an "Owned Aircraft Indenture," and together with any Leased Aircraft Indentures, the "Indentures") between the Indenture Trustee and the Corporation. The Owned Aircraft Certificates will be direct obligations of the Corporation.


                              DIAGRAM OF PAYMENTS

    The following diagram illustrates certain aspects of the payment flows in the Pass Through Trust structure (1) for a possible transaction for Leased Aircraft among the Corporation, the Owner Trustee, the related Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificateholders, assuming each Leased Aircraft is leased by the leased by the Corporation upon issuance of the Pass Through Certificates, and (2) for a possible transaction for Owned Aircraft among the Corporation, the Indenture Trustee, the Pass Through Trustee and the Certificateholders.
For each Aircraft included in a particular Pass Through Certificate offering, one or more Equipment Certificates will be issued, each of which may have a different interest rate and final maturity date and will be held in a separate Pass Through Trust. Each Pass Through Trust may hold Equipment Certificates relating to more than one Aircraft. The number of Aircraft included in each offering and the interest rates and final maturity dates of the Equipment Certificates held by each Pass Through Trust will be described in the applicable Prospectus Supplement.

   In a Leased Aircraft transaction, the Corporation will lease each Leased Aircraft from the Owner Trustee under a separate Lease. The Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. As a result of the assignment under the related Leased Aircraft Indenture of certain rights of the Owner Trustee under such Lease, the Corporation will make these payments directly to the Indenture Trustee. From these rental payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due from the Owner Trustee on the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture and held in such Pass Through Trust. After such payments have been made, the Indenture Trustee will pay the remaining balance to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Leased Aircraft Certificates held in such Pass Through Trust. See "Description of the Pass Through Certificates -- Payments and Distributions" and "Description of the Equipment Certificates -- Delayed Lease Commencement" for a discussion of payments during any Pre-Funding Period.

   In an Owned Aircraft transaction, the Corporation will make scheduled payments on the Owned Aircraft Certificates relating to each Owned Aircraft to the Indenture Trustee. From these payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due on the Owned Aircraft Certificates issued under the related Owned Aircraft Indenture and held in such Pass Through Trust. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Owned Aircraft Certificates held in such Pass Through Trust.

   [GRAPHIC - A diagram is included here which contains boxes representing the parties identified in the first paragraph of "Diagram of Payments" which are connected by arrows demonstrating the cash flows described in each of the second and third paragraphs.]


                 DESCRIPTION OF THE PASS THROUGH CERTIFICATES

   In connection with each offering of Pass Through Certificates, one or more separate Pass Through Trusts will be formed, and one or more corresponding Series of Pass Through Certificates will be issued, pursuant to the Pass Through Agreement and one or more separate Series Supplements to be entered into between the Corporation and the Pass Through Trustee. The following summary relates to the Pass Through Agreement and each of the Series Supplements, the Pass Through Trusts to be formed thereby and the Pass Through Certificates to be issued by each Pass Through Trust, except as otherwise described in the applicable Prospectus Supplement.

   The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Pass Through Agreement which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Series Supplement relating to each Series of Pass Through Certificates and the forms of the related Indentures and Participation Agreements and, if the Pass Through Certificates relate to Leased Aircraft, the related Leases, Trust Agreements and Collateral Agreements, if any, will be filed as exhibits to a post-effective amendment to this Registration Statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed with the Commission in connection with the issuance of each such Series of Pass Through Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Agreement.

   Each Prospectus Supplement will include a glossary of certain defined terms used in connection with the Pass Through Certificates offered thereby and the related Equipment Certificates. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

General

   The Pass Through Certificates will be issued in fully registered form only and, unless otherwise specified in the applicable Series Supplement, be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). If the Pass Through Certificates are so registered, no Certificateholder will be entitled to receive a certificated Pass Through Certificate representing such person's interest in the related Pass Through Trust unless such certificates are issued as described below. Unless certificated Pass Through Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificateholders in accordance with DTC procedures. See "Description of the Pass Through Certificates -- Book-Entry Procedures." (Pass Through Agreement, Section 2.12)

   Each Pass Through Certificate will represent a fractional undivided interest in the separate Pass Through Trust formed by the Pass Through Agreement and the related Series Supplement pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include the Equipment Certificates held in such Pass Through Trust, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust. Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Certificates and other property held in the related Pass Through Trust and will be issued, unless otherwise specified in the applicable Prospectus Supplement, in minimum denominations of $1,000 or any integral multiple of $1,000. (Pass Through Agreement, Article II)

   The applicable Prospectus Supplement will describe the specific Series of Pass Through Certificates offered thereby, including:

     (1) the specific designation and title of such Pass Through
         Certificates;

     (2) the Pass Through Trustee for such series of Pass Through
         Certificates;

     (3) the Regular Distribution Dates (as herein defined) and Special Distribution Dates (as herein defined) applicable to such Pass Through Certificates and the applicable Cut-Off Date (as herein defined), if any;

     (4) the specific form of such Pass Through Certificates;

     (5) a description of the Equipment Certificates to be purchased by such Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which such Certificates may or must be repaid in whole or in part, by the Corporation or, with respect to Leased Aircraft Certificates, the related Owner Trustee;

     (6) a description of the related Aircraft, including whether the Aircraft is a Leased Aircraft or an Owned Aircraft;

     (7) a description of the related Participation Agreement and Indenture, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Certificates;

     (8) if such Pass Through Certificates relate to Leased Aircraft, a a description of the related Lease, Trust Agreement and Collateral Agreement, if any, including (a) the names of the related Owner Trustee, (b) a description of the events of default under the related Lease, remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Certificates, and (c) the rights, if any, related Owner Trustee or Owner Participant to cure failures of the Corporation to pay rent under the related Lease;

     (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Certificates may be amended by the parties thereto without the consent of the Holders, or upon the consent of the Holders of a specified percentage of aggregate principal amount of, such Equipment Certificates; and

     (10)any other special terms pertaining to such Pass Through
         Certificates.  (Pass Through Agreement, Article II)

   Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Equipment Certificates held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of the applicable Prospectus Supplement.

   The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the Trust Property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of the Corporation, the Pass Through Trustee, any related Owner Participant, the Owner Trustee in its individual capacity or any affiliate of any of the foregoing. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Pass Through Trust as provided in the Pass Through Agreement and the applicable Series Supplement. (Pass Through Agreement, Section 3.06)

   The Pass Through Agreement does not, and the Indentures will not, contain any debt covenants or provisions that would afford Certificateholders protection in the event of a highly leveraged transaction involving the Corporation. However, the Certificateholders of each Series will have the benefit of a lien on the specific Aircraft securing the related Equipment Certificates held in the related Pass Through Trust. See "Description of the Equipment Certificates - Security" below for a discussion of security for Leased Aircraft Certificates during any Pre-Funding Period.

Book-Entry Procedures

   Unless otherwise specified in the applicable Prospectus Supplement, the Pass Through Certificates will be subject to the provisions described below. Upon issuance, each Series of Pass Through Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. No Certificateholder will be entitled to receive a certificated Pass Through Certificate, except as set forth below.

   DTC has advised the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Pass Through Certificates may do so only through DTC Participants. In addition, Certificateholders will receive all distributions of principal and interest from the Pass Through Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Pass Through Certificates. Under the book-entry system, Certificateholders may experience some delay in receipt of payments, since such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

   Distributions by DTC Participants to Certificateholders will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Certificateholders will not have possession of the Pass Through Certificates, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Certificateholders, because DTC can only act on behalf of DTC Participants, the ability of Certificateholders to pledge Pass Through Certificates to persons or entities that are not DTC Participants or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of physical certificates for such Pass Through Certificates.

   None of the Corporation, the Pass Through Trustee or any other agent of the Corporation or the Pass Through Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Pass Through Certificates or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Certificateholder" will be Cede, as nominee of DTC, Certificateholders will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Pass Through Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised the Corporation that it will take any action permitted to be taken by a Certificateholder under the Pass Through Agreement and any Prospectus Supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Pass Through Certificates are credited. Additionally, DTC has advised the Corporation that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders held in each Pass Through Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

   Same-Day Settlement and Payment. All payments made by the Corporation to the Indenture Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

   The Pass Through Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

   Certificated Form. The Pass Through Certificates will be issued in fully registered, certificated form to Certificateholders, or their nominees, rather than to DTC or its nominee, only if DTC advises the Pass Through Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Pass Through Certificates and the Corporation is unable to locate a qualified successor or if the Corporation, at its option, elects to terminate the book-entry system through DTC. In such event, the Pass Through Trustee will notify all Certificateholders through DTC Participants of the availability of such certificated Pass Through Certificates. Upon surrender by DTC of the definitive global certificate representing the series of Pass Through Certificates and receipt of instructions for reregistration, the Pass Through Trustee will reissue the Pass Through Certificates in certificated form to Certificateholders or their nominees. (Pass Through Agreement, Section 2.12)

   Certificates in certificated form will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Pass Through Agreement and the applicable Series Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Payments and Distributions

   The Corporation will make scheduled payments of principal of, and interest on the unpaid amount of, the Owned Aircraft Certificates to the Indenture Trustee under the related Owned Aircraft Indenture, and the Indenture Trustee will distribute such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts that hold such Owned Aircraft Certificates. Upon commencement of the Lease for any Leased Aircraft, the Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. After any Pre-Funding Period for a Leased Aircraft, these scheduled rental payments will be assigned under the applicable Leased Aircraft Indenture by the related Owner Trustee to the Indenture Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture.

   Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. During the Pre-Funding Period, if any, for such Leased Aircraft, however, the related Collateral Account, together with any other security pledged under the related Indenture or otherwise provided to the Indenture Trustee will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, and to pay the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation on such payment date. See "Description of the Equipment Certificates -- Delayed Lease Commencement."

   Following any Pre-Funding Period, after the Indenture Trustee has made such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts on the Leased Aircraft Certificates held in such Pass Through Trust, the Indenture Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each such Pass Through Trust will distribute to the Certificateholders of such Pass Through Trust payments received on the Equipment Certificates held in such Pass Through Trust as described below. During any Pre-Funding Period for a Leased Aircraft, the Indenture Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.

   Payments of principal of, and interest on the unpaid amount of, the Equipment Certificates held in each Pass Through Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal of, and interest on, the Equipment Certificates are referred to herein as "Scheduled Payments," and the dates specified for distributions of Scheduled Payments to the Pass Through Trustee in the applicable Prospectus Supplement are referred to herein as "Regular Distribution Dates"). For each Pass Through Trust, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payment received by the Pass Through Trustee on such Regular Distribution Date. (Pass Through Agreement, Section 5.02)

   If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date but is received within seven Business Days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Regular Distribution Date, subject to certain exceptions. Each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Article I; Sections 5.01 and 5.02) If a Scheduled Payment is received more than seven Business Days after the applicable Regular Distribution Date, it will be treated as a Special Payment and will be distributed as described below.

   After any prepayment of principal, any redemption or any default in respect of some or all of the Equipment Certificates held in any Pass Through Trust, any Certificateholder of such Pass Through Trust should refer to the Pool Balance and the Pool Factor (as such terms are defined below) for such Pass Through Trust reported periodically by the Pass Through Trustee, in order to calculate such Certificateholder's pro rata share of such Pass Through Trust. See "Pool Factors" and "Statements to Certificateholders" below.

   For any Pass Through Trust, any payments of principal, premium, if any, or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust, including payments received (i) for the prepayment of such Equipment Certificates in connection with certain events specified in the applicable Prospectus Supplement (including payments upon unavailability of Trust Property and prepayments during any Pre-Funding Period as described below), (ii) upon the prepayment by the related Owner Trustee of such Equipment Certificates following a default in respect of such Equipment Certificates, and (iii) on account of the sale of such Equipment Certificates by the Pass Through Trustee (such payments are referred to herein as "Special Payments"), will be distributed on the dates determined as set forth in the applicable Prospectus Supplement (each, a "Special Distribution Date" and, together with the Regular Distribution Dates, the "Distribution Dates"). See "Description of the Equipment Certificates -- Mandatory Prepayment During the Pre-Funding Period" for a discussion of the funding of such prepayments during any Pre-Funding Period.

   Prior to any Special Payment for any Pass Through Trust, the Pass Through Trustee will notify the Certificateholders of record of such Pass Through Trust of such Special Payment and the anticipated Special Distribution Date therefor in accordance with the Pass Through Agreement. Each distribution of a Special Payment, other than the final distribution, for any Pass Through Trust will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Special Distribution Date, unless otherwise specified in the applicable Prospectus Supplement. Each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02) See "Description of the Equipment Certificates -- Prepayment" and "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."

   The Pass Through Agreement requires that the Pass Through Trustee establish and maintain, for each Pass Through Trust and for the benefit of the related Certificateholders, one or more non-interest bearing accounts (a "Certificate Account") for the deposit of Scheduled Payments on the Equipment Certificates held in such Pass Through Trust and one or more accounts which will, except in connection with Permitted Investments as defined below, be non-interest bearing (a "Special Payments Account") for the deposit of Special Payments on such Equipment Certificates. The Pass Through Trustee is required to deposit any Scheduled Payments relating to a Pass Through Trust received by it in the related Certificate Account and to deposit any Special Payments so received by it in the related Special Payments Account pending distribution thereof. (Pass Through Agreement, Section 5.01) Special Payments that are not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date, and the income and earnings on such investment will be distributed with such Special Payment.

   "Permitted Investments" are (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) overnight federal funds transactions with members of the Federal Reserve
System arranged by federal funds brokers; and (d) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million. (Pass Through Agreement, Article I and Section 5.04)

   If at any time, the Pass Through Certificates of any Pass Through Trust are issued in the form of certificated Pass Through Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from a Certificate Account or a Special Payments Account of any Pass Through Trust on any Distribution Date will be paid to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained for such Pass Through Trust. (Pass Through Agreement,
Section 5.02) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Pass Through Trust, specifying the date set for such final distribution and the amount of such distribution. (Pass Through Agreement, Section 12.01) See "Termination of Pass Through Trusts" below.

   If any Distribution Date is not a Business Day, distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

Pool Factors

   Except as provided below, the Pool Factor (as defined below) for any Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Equipment Certificates held in such Pass Through Trust as described in the applicable Prospectus Supplement. Where any Equipment Certificates held in a Pass Through Trust have been prepaid, a scheduled repayment of principal thereon has not been made or certain actions have been taken following a default thereon, as discussed in the applicable Prospectus Supplement or below in "Events of Default and Certain Rights Upon an Event of Default," the Pool Factor and the Pool Balance (as defined below) of such Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

   Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Pass Through Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Certificates held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Certificates held by the Pass Through Trustee and not yet distributed plus any amounts transferred to the Corporation and deposited in a deposit trust account in connection with a delayed purchase of the Equipment Certificates. The Pool Balance for each Pass Through Trust as of any Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. (Pass Through Agreement, Article I)

   Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Pass Through Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance, by (ii) the aggregate original principal amount of the Equipment Certificates held in such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. For any Pass Through Trust, the amount of any Certificateholder's pro rata share of the Pool Balance of such Pass Through Trust can be determined by multiplying the original denomination of such Certificateholder's Pass Through Certificate by the Pool Factor for such Pass Through Trust as of the applicable Distribution Date. (Pass Through Agreement, Article I)

Statements to Certificateholders

   On each Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to such distribution being made on such Distribution Date, setting forth the following information (per $1,000 in aggregate amount of Pass Through Certificates for such Pass Through Trust, as to (i) and (ii) below):

         (i) the amount of such distribution allocable to principal and allocable to premium, if any;

         (ii) the amount of such distribution allocable to interest; and

         (iii)the Pool Balance and the Pool Factor for such Pass Through Trust. (Pass Through Agreement, Section 5.03)

   So long as the Pass Through Certificates of any related Pass Through Trust are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such related Pass Through Trust on such record date. On each Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificateholders.

   In addition, after the end of each calendar year, the Pass Through Trustee will prepare and deliver to each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to each such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during a portion of such calendar year, for the applicable portion of such calendar year. Such report and such other items will be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificateholders in the manner described above. (Pass Through Agreement, Section 5.03)

   At such time, if any, as the Pass Through Certificates of a related Pass Through Trust are issued in certificated form, the related Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Trust as the name and period of record ownership of such Certificateholder appears on the records on the registrar for such Pass Through Trust.

Voting of Equipment Certificates

   The Pass Through Trustee, as holder of the Equipment Certificates held in each Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Certificates under the related Indentures. The Pass Through Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Certificates held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default (as defined below) with respect to any Pass Through Trust, the principal amount of the Equipment Certificates held in such Pass Through Trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Pass Through Trust taking the corresponding position. (Pass Through Agreement, Section 7.01)

Events of Default and Certain Rights Upon an Event of Default

   The Pass Through Agreement defines an event of default for any Pass Through Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default under the Indentures will be described in the applicable Prospectus Supplement and, for the Leased
Aircraft, will include events of default under the related Leases ("Lease Events of Default"). Since the Equipment Certificates outstanding under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default with respect to each such Pass Through Trust. All of the Equipment Certificates issued under the same Indenture, however, will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the related Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, premium, if any, and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled.

   The Equipment Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to such Equipment Certificates or Pass Through Certificates that would afford the holders thereof protection in the event of a highly leveraged transaction involving the Corporation.

   Under each Leased Aircraft Indenture the related Owner Trustee and the Owner Participant will have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default under any Pass Through Trust holding the related Leased Aircraft Certificates will be deemed to be cured. The applicable Prospectus Supplement will contain a more detailed discussion of certain provisions described in this paragraph.

   The Pass Through Agreement provides that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, shall vote a corresponding majority of such Equipment Certificates, in each case in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Equipment Certificates issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Pass Through Agreement also provides that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Pass Through Agreement, Sections
7.01 and 7.09)

   The ability of the Certificateholders of any one Pass Through Trust to cause the Indenture Trustee for any Equipment Certificates held in such Pass Through Trust to accelerate the payment on such Equipment Certificates under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Certificates outstanding under such Indenture and held in such Pass Through Trust to the aggregate principal amount of all Equipment Certificates outstanding under such Indenture. Each Pass Through Trust will hold Equipment Certificates outstanding under such Indenture. Each Pass Through Trust will hold Equipment Certificates with different terms from those of the Equipment Certificates held in any other Pass Through Trust and, therefore, the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Equipment Certificates relating to the same Indenture. In addition, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the initial Pass Through Trustee has indicated that it would resign as Pass Through Trustee of one or all of such Pass Through Trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Pass Through Agreement and the applicable Series Supplement. See "The Pass Through Trustee; the Indenture Trustee" below for a discussion of resignation procedures.

   As an additional remedy, if an Indenture Event of Default under an Indenture has occurred and is continuing, the Pass Through Agreement provides that the Pass Through Trustee of a Pass Through Trust holding Equipment Certificates issued under such Indenture may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust will, sell all or part of such Equipment Certificates for cash to any person at a price or prices that it may reasonably deem advisable. Any proceeds received by the Pass Through Trustee upon any such sale will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 7.01 and 7.02)

   The market for Equipment Certificates in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Certificates to available buyers. If the Pass Through Trustee sells any such Equipment Certificates with respect to which an Indenture Event of Default exists for less than the outstanding principal amount thereof, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Pass Through Trustee, or the Corporation or, in the case of Leased Aircraft Certificates, the Owner Trustee or any related Owner Participant, as the case may be. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Equipment Certificates held in such Pass Through Trust so long as no Indenture Event of Default existed with respect thereto.

   For any Pass Through Trust, any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture on account of the Equipment Certificates held in such Pass Through Trust following an Indenture Event of Default under such Indenture will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the related Owner Trustee or Owner Participant, as the case may be, exercises its option, if any, to prepay or purchase the outstanding Leased Aircraft Certificates issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee or the Owner Participant to the Pass Through Trustee for such Leased Aircraft Certificates held in such Pass Through Trust will be deposited in the related Special Payments Account and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 5.01 and 5.02)

   Any funds representing payments received with respect to any Equipment Certificates held in a Pass Through Trust in default, or the proceeds from the sale by the Pass Through Trustee of any such Equipment Certificates, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Pass Through Agreement, Article I and Section 5.04)

   The Pass Through Agreement provides that the Pass Through Trustee will, within 90 days after the occurrence of a default (as defined below) under any Pass Through Trust, notify the Certificateholders of such Pass Through Trust by mail of all uncured or unwaived defaults with respect to such Pass Through Trust known to it. Under no circumstances, however, may the Pass Through Trustee give such notice until the expiration of a period of 60 days from the occurrence of such default. The Pass Through Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust. The term "default" means the occurrence of any Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Pass Through Agreement, Section 7.11)

   The Pass Through Agreement provides that for each Pass Through Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, the Pass Through Trustee is entitled to be indemnified by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under such Pass Through Trust at the request of such Certificateholders. (Pass Through Agreement, Section 8.03)

   In certain cases, the Certificateholders of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of all the Certificateholders of such Pass Through Trust waive any past default or Event of Default with respect to such Pass Through Trust and thereby annul any direction given by such Certificateholders to the Pass Through Trustee or the Indenture Trustee with respect thereto, except (i) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust and (ii) a default in respect of any covenant or provision of the Pass Through Agreement or the related Series Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. Any such waiver, however, will be effective to waive any such past default or Event of Default if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Certificates outstanding thereunder. (Pass Through Agreement, Section 7.10)

   Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Certificates issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. If, as described above, the Certificateholders of a Pass Through Trust elect to waive a past default or Event of Default with respect to such Pass Through Trust, the principal amount of the Equipment Certificates issued under the related Indenture and held in such Pass Through Trust will be counted in favor of the waiver of the corresponding past default or Indenture Event of Default under the related Indenture when the Indenture Trustee determines whether such past default or Indenture Event of Default has been waived by the requisite majority in aggregate unpaid principal amount of Equipment Certificates under such Indenture. If, for example, the Equipment Certificates issued under an Indenture held in a Pass Through Trust constitute only 45% in aggregate unpaid principal amount of the Equipment Certificates issued and unpaid under such Indenture, even if all the Certificateholders of such Pass Through Trust were to instruct the Pass Through Trustee not to waive a past default or Event of Default with respect to such Pass Through Trust and, consequently, to vote such Equipment Certificates against the waiver of the corresponding past default or Indenture Event of Default under such Indenture, the Equipment Certificates so voted by the Pass Through Trustee on behalf of such Pass Through Trust would not alone be sufficient under the terms of such Indenture to compel the Indenture Trustee to refrain from giving such waiver. Moreover, there would be no assurance that the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture would at such time vote such Equipment Certificates against such waiver. Therefore, if the Certificateholders of a Pass Through Trust or Trusts waive a past default or Event of Default such that the principal amount of the Equipment Certificates held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture will be waived whether or not the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture waive such past default or Event of Default with respect to such other Pass Through Trust.

Modifications of the Pass Through Agreement

   The Pass Through Agreement contains provisions permitting the Corporation and the Pass Through Trustee to enter into an agreement supplemental to any Pass Through Trust, without the consent of the Certificateholders of such Pass Through Trust, to:

        (i) provide for the formation of any Pass Through Trust and the issuance of the related Pass Through Certificates;

        (ii) evidence the succession of another corporation to the Corporation and the assumption by such corporation of the Corporation's obligations under the Pass Through Agreement and the applicable Series Supplement;

        (iii) add to the covenants of the Corporation for the protection of the related Certificateholders;

        (iv) surrender any right or power conferred upon the Corporation in the Pass Through Agreement or any Series Supplement;

        (v) cure any ambiguity or correct or supplement any defective or inconsistent provision of such Pass Through Agreement or the applicable Series Supplement, or make any other provisions in regard to matters or questions arising thereunder that will not adversely affect the interests of the related Certificateholders;

        (vi) correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass Through Trustee;

        (vii) evidence and provide for a successor Pass Through Trustee for some or all of the Pass Through Trusts;

        (viii) modify, eliminate or add to the provisions of the Pass
               Through Agreement or any Series Supplement to the extent necessary to continue to qualify such Pass Through Agreement or such Series Supplement under the Trust Indenture Act or any similar Federal statute enacted thereafter;

        (ix) make any other amendments or modifications which shall only apply to any Pass Through Trust established thereafter; and

        (x)    add, eliminate or change any provision under the Pass
               Through Agreement that will not adversely affect the interests of the Certificateholders,

provided that in each case such modification does not cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.01)

   The Pass Through Agreement also provides that the Corporation and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the affected Pass Through Trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to such Pass Through Trust, and the applicable Series Supplement, or modifying the rights of such Certificateholders. No such supplemental agreement may, however, without the consent of each Certificateholder so affected:

        (a) reduce the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Certificates held in such Pass Through Trust, or distributions in respect of any Pass Through Certificate of such Pass Through Trust, or make distributions payable in a currency other than that provided for in such Pass Through Certificates, or impair that right of any such Certificateholder to institute suit for the enforcement of any payment when due;

        (b) reduce, modify or amend any indemnities in favor of any Certificateholder (unless consented to by each such holder adversely affected thereby);

        (c)   create or permit the creation of any lien on the Trust
              Property or deprive any holder of any such Equipment Certificate of the benefit of the related Pass Through Trust with respect to the Trust Property whether by disposition or otherwise, except as provided in the Pass Through Agreement or the applicable Series Supplement;

        (d) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust that is required to approve any supplemental agreement or any waiver provided for in the Pass Through Agreement or such Series Supplement; or


        (e) cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation
              Section 301.7701-4. (Pass Through Agreement, Section 11.02)

Modification, Consents and Waivers under the Indenture and Related Agreements

   If the Pass Through Trustee, as the holder of any Equipment Certificates held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, or other document relating to such Equipment Certificates (including any Lease with respect to Leased Aircraft Certificates), the Pass Through Trustee will mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee will request instructions from such Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee will vote or consent with respect to such Equipment Certificates in the same proportion as the Pass Through Certificates of such Pass Through Trust are actually voted by such Certificateholders by a certain date. If an Event of Default relating to such Indenture has occurred and is continuing under such Pass Through Trust, the Pass Through Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Pass Through Trust, in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee. (Pass Through Agreement, Section 11.08)

Termination of Pass Through Trusts

   The obligations of the Corporation and the Pass Through Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the applicable Series Supplement and the disposition of all property held in such Pass Through Trust. The Pass Through Trustee will notify each Certificateholder of record of such Pass Through Trust by mail of, among other things, the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution for each Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such termination notice. (Pass Through Agreement, Section 12.01)

Delayed Purchase

   If, on the date of issuance of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Certificates contemplated to be held in the related Pass Through Trust, such Equipment Certificates may be purchased by the Pass
Through Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Pass Through Trustee will transfer the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Certificates on such date of issuance to the Corporation which will deposit such amount into a deposit trust account pending the purchase of the Equipment Certificates not so purchased. Such proceeds will be invested in specified investments at the direction and risk of, and for the benefit of, the Corporation until applied to such purchase. Earnings on specified investments in such deposit trust account will be paid to the Corporation periodically, and the Corporation will be responsible for any losses. (Pass Through Agreement, Article I and Section 2.02)

   Subject to a Special Payment upon unavailability of the Trust Property as described below, in return for its interest in the funds transferred to the deposit trust account, if the Equipment Certificates that were not so purchased become available for purchase on or prior to the date specified in the applicable Prospectus Supplement, then the Corporation will cause an amount equal to the purchase price of such Equipment Certificates to be transferred from the deposit trust account to the Pass Through Trustee on the date for such delayed purchase. On the initial Regular Distribution Date, the Corporation will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on any Equipment Certificates purchased after the date of the issuance of such Pass Through Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of such Equipment Certificates by the Pass Through Trustee. (Pass Through Agreement, Section 2.02)

Special Payment Upon Unavailability of Trust Property

   For any Pass Through Trust, to the extent that any of the proceeds from the sale of the related Pass Through Certificates are not applied on or prior to the date specified in the applicable Prospectus Supplement to purchase the Equipment Certificates that were contemplated to be held in such Pass Through Trust, the Corporation will cause an amount equal to such unapplied proceeds to be paid from the deposit trust account to the Pass Through Trustee. The Pass Through Trustee will distribute such proceeds to the Certificateholders of such Pass Through Trust on a pro rata basis upon not less than 20 days' prior notice to them as a Special Payment on the date specified in the applicable Prospectus Supplement, together with interest thereon at a rate equal to the rate applicable to such Pass Through Certificates, but without premium. The Corporation will also pay to the Pass Through Trustee on such date an amount equal to such interest. The Corporation will be responsible for any losses in the deposit trust account. (Pass Through Agreement, Section 2.02)

The Pass Through Trustee; the Indenture Trustee

   The Pass Through Trustee for each of the Pass Through Trusts will be named in the Prospectus Supplement. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Pass Through Agreement, Section 8.05)

   Unless otherwise specified in the related Prospectus Supplement, State Street Bank and Trust Company will be the Indenture Trustee under the Indentures under which the Equipment Certificates have been or will be issued. State Street Bank and Trust Company acts as trustee under other indentures with respect to other indebtedness by the Corporation, and the Corporation from time to time borrows from, and maintains deposit accounts with, State Street Bank and Trust Company and its affiliates.

   The Pass Through Trustee may resign as trustee under any or all of the Pass Through Trusts at any time. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee with respect to a Pass Through Trust or becomes incapable of acting as Pass Through Trustee or becomes insolvent, the Corporation may remove such Pass Through Trustee, or any Certificateholder of such Pass Through Trust holding Pass Through Certificates for at least six months may, on behalf of such Certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Pass Through Trustee and the appointment of a successor trustee. In addition, the Pass Through Trustee of any Pass Through Trust may be removed without cause by the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates. (Pass Through Agreement, Section 10.01)

   In the case of the resignation or removal of the Pass Through Trustee, the Corporation or the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may appoint a successor Pass Through Trustee. The resignation or removal of the Pass Through Trustee for any Pass Through Trust and the appointment of the successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Pass Through Agreement, Article X) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that each of the Pass Through Trusts could have a different successor trustee in the event of such a resignation or removal.

   The Pass Through Agreement provides that the Corporation will pay the Pass Through Trustee's fees and expenses and that the Pass Through Trustee will have a priority claim on the related Trust Property to the extent such fees and expenses are not paid. The Pass Through Agreement further provides that the Pass Through Trustee in its individual capacity will be entitled to indemnification by the Corporation for, and will be held harmless against, any loss, liability or expenses (other than income or similar taxes) incurred by the Pass Through Trustee in its individual capacity in connection with the administration of any Pass Through Trust, except to the extent incurred through its own willful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Pass Through Agreement or the applicable Series Supplement or any related documents. In certain circumstances, the Pass Through Trustee will be entitled to be reimbursed from the applicable Pass Through Trust for any tax (other than income or similar taxes) incurred in its trust capacity in connection with the administration of any Pass Through Trust. (Pass Through Agreement, Articles VIII and IX).


                   DESCRIPTION OF THE EQUIPMENT CERTIFICATES

   The discussion that follows is a summary that does not purport to be complete and is qualified in its entirety by the detailed information appearing in the applicable Prospectus Supplement. The following summary includes descriptions of the material terms of the Equipment Certificates and the Indentures. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summary will apply to the Equipment Certificates, the Indenture and the Participation Agreement relating to each Aircraft and, for Leased Aircraft, the Lease and the Collateral Agreement, if any, relating thereto. Where no distinction is made between the Leased Aircraft Certificates and the Owned Aircraft Certificates or between their respective Indentures, the summary applies to any Equipment Certificate and any Indenture. Additional provisions with respect to the Equipment Certificates, the Indentures and the Participation Agreements and, for Leased Aircraft, the Leases and the Collateral Agreements, if any, relating to any particular offering of Pass Through Certificates will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

General

   For each Owned Aircraft, the related Owned Aircraft Certificates will be issued as direct obligations by the Corporation and will be authenticated under an Owned Aircraft Indenture by the Indenture Trustee. All of the Owned Aircraft Certificates issued under the same Owned Aircraft Indenture will relate to a specific Owned Aircraft and will not be secured by any other Aircraft. The Owned Aircraft relating to each Owned Aircraft Indenture and the related Owned Aircraft Certificates will be specified in the applicable Prospectus Supplement. The Corporation will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, premium, if any, and interest on the related Owned Aircraft Certificates.

   For each Leased Aircraft, the related Leased Aircraft Certificates will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under a Leased Aircraft Indenture by the Indenture Trustee. All of the Leased Aircraft Certificates issued under the same Leased Aircraft Indenture will relate to and, after any related Pre-Funding Period, as discussed below under "Delayed Lease Commencement," will be secured by a specific Leased Aircraft and will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to the Corporation pursuant to a separate Lease between such Owner Trustee and the Corporation. See "Delayed Lease Commencement" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Leased Aircraft Certificates.

   The Leased Aircraft subject to each Lease and the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture will be specified in the applicable Prospectus Supplement. Upon the commencement of the Lease for any Leased Aircraft, the Corporation will be obligated to make rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Certificates when and as due and payable except that, with respect to a Delayed Lease Aircraft (as defined below), on the first scheduled payment date after the related Pre-Funding Period, any difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any other security pledged under the related Indenture or otherwise available to the Indenture Trustee. See "Delayed Lease Commencement" below. The Leased Aircraft Certificates will not, however, be obligations of, or guaranteed by, the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

   In certain circumstances described in the applicable Prospectus Supplement, the Corporation will have the right to purchase an Owner Trustee's right, title and interest in and to the related Aircraft and to assume the related Leased Aircraft Certificates on a full recourse basis, which would reflect a financing contemplated by an Owned Aircraft Indenture.

   For any Owned Aircraft, if specified in the applicable Prospectus Supplement, the Corporation may arrange for an Owner Trustee, acting for an Owner Trust for the benefit of an Owner Participant, to purchase such Owned Aircraft from the Corporation and lease such Aircraft back to the Corporation under a "net lease," subsequent to the sale of the related Owned Aircraft Certificates to the Pass Through Trustee for each applicable Pass Through
Trust and the offering and sale of the related Pass Through Certificates pursuant to such Prospectus Supplement. In such event, such Owner Trustee will assume, on a nonrecourse basis, the obligations of the Corporation to make payments of principal and interest on the related Equipment Certificates. However, the related Equipment Certificates will no longer be direct obligations of, and will not be guaranteed by, the Corporation, although the Corporation will be obligated under the related Lease to make rental payments that will be sufficient to pay the principal of and accrued interest on the related Equipment Certificates when and as due and payable, and such Equipment Certificates will continue to be secured by a security interest in the related Aircraft, in addition to being secured by an assignment by such Owner Trustee to the Indenture Trustee of such Owner Trustee's rights under such Lease and the agreements relating to the purchase of such Aircraft. See "Security," "Payments and Limitation of Liability" below and "Federal Income Tax Consequences." The terms and conditions under which any such sale and leaseback transaction may be consummated will be described in the applicable Prospectus Supplement.

   Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. During any Pre-Funding Period for such Leased Aircraft, however, the related Collateral Account, together with any other security pledged under the related Indenture or otherwise available to the Indenture Trustee will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, including the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation pursuant to the related Lease. See "Delayed Lease Commencement" below.

Principal and Interest Payments

   Interest received by the Pass Through Trustee on the Equipment Certificates constituting Trust Property of each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis on the dates and at the rate per annum set forth in the applicable Prospectus Supplement. Interest on the Equipment Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Each Pass Through Trust will hold Equipment Certificates on which principal is payable in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. Principal received by the Pass Through Trustee on such Equipment Certificates will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis as set forth in the Prospectus Supplement.

Prepayment

   The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Certificates may or must be prepaid prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain prepayments and other terms applying to the prepayment of such Equipment Certificates.
See "Mandatory Prepayment During the Pre-Funding Period" below for a discussion of certain events which would require prepayment of Leased Aircraft Certificates related to a Leased Aircraft during any related Pre-Funding Period.

Security

   Except during any related Pre-Funding Period, the Leased Aircraft Certificates issued under each Leased Aircraft Indenture will be secured by:

        (i) an assignment by the related Owner Trustee to the Indenture Trustee of such Owner Trustee's rights (except for certain limited rights described below) under the applicable Lease, including the right to receive rent and other payments thereunder;

        (ii) a security interest granted to the Indenture Trustee in the related Leased Aircraft, subject to the rights of the Corporation under such Lease and to certain other liens and encumbrances; and

        (iii) an assignment to such Indenture Trustee of such Owner Trustee's rights relating to such Leased Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Leased Aircraft and of such engines. See "Registration of the Aircraft" below.

The assignment by such Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of such Owner Trustee and the related Owner Participant relating to:

        (i)    indemnification by the Corporation for certain matters;

        (ii) proceeds of public liability insurance payable to such Owner Trustee in its individual capacity and to such Owner Participant under insurance maintained by the Corporation under such Lease; and

        (iii) proceeds of any insurance policies separately maintained by such Owner Trustee in its individual capacity or by such Owner Participant.

The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to certain limitations as described in the applicable Prospectus Supplement.

   The Owned Aircraft Certificates issued under each Owned Aircraft Indenture will be secured by (i) a security interest granted to the Indenture Trustee in all of the Corporation's right, title and interest in and to the related Owned Aircraft and (ii) an assignment to such Indenture Trustee of certain of the Corporation's rights relating to such Owned Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Owned Aircraft and of such engines. See "Registration of the Aircraft" below.

   There will be no cross-collateralization provisions in the Indentures and consequently the Equipment Certificates issued in respect of one of the Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Certificates, the Leases related thereto. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

   Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

        (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

        (b) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

        (c)  the confirmation of a plan by the bankruptcy court; and

        (d)  any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Prospectus Supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

   If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then during such Pre-Funding Period the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or a related Lease. During such Pre-Funding Period, however, such Leased Aircraft Certificates will be secured by the related Collateral Account and, if the Prospectus Supplement so provides, certain additional security which may include, unless otherwise specified in the applicable Prospectus Supplement, a letter of credit issued by a bank (within the meaning of Section 3(a)(2) of the Securities Act) whose obligations at the time of the relevant Pass Through Certificate offering carry a credit rating at least as high as the Corporation's ("Additional Collateral"). See "Delayed Lease Commencement" below.

Registration of the Aircraft

   The Corporation will be required, except under certain circumstances, to register and keep each Aircraft registered under Title 49 of the United States Code (the "Transportation Code"), in the name of the Corporation, in the case of an Owned Aircraft, or in the name of the Owner Trustee, after commencement of a Lease in the case of a Leased Aircraft, and to record and maintain the recordation of the Indenture and the Lease, if any, relating to each such Aircraft under the Transportation Code. Such recordation of the Indenture and the Lease, if any, relating to each Aircraft will give the Indenture Trustee a security interest in each such Aircraft perfected under the Transportation Code, which perfected security interest will, with certain limited exceptions, be recognized in those jurisdictions that have ratified to the Convention on the International Recognition of Rights in Aircraft (the "Convention").

   The Corporation will be able, in certain circumstances, to re-register any Aircraft in certain countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the Indenture Trustee and, for Leased Aircraft, the related Owner Participant must receive certain assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code. While such assurances are intended to provide that the Corporation's (in the case of an Owned Aircraft) or the Owner Trustee's (in the case of a Leased Aircraft) title to the Aircraft and the Indenture Trustee's lien thereon will be recognized in such jurisdiction and that the Indenture Trustee may exercise the rights granted to it in the Indentures, there is no guarantee that, even if such jurisdiction is a party to the Convention, as a practical matter, the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

   Also, each Aircraft may be operated by the Corporation, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. The ability of the Indenture Trustee in the case of an Indenture Event of Default, to realize upon its security interest in the Aircraft could be adversely affected as a legal or practical matter if the Aircraft were located outside the United States.

Merger, Consolidation and Transfer of Assets

   With respect to each Aircraft, the Corporation will be prohibited from consolidating with or merging into any other corporation under circumstances in which the Corporation is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

        (i) the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Transporation Code and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of the Corporation contained in the related Indenture, the Participation Agreement, the Lease, the Purchase Agreement and the Purchase Agreement Assignment;

        (ii) immediately after giving effect to such consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of such documents; and

        (iii) such consolidation, merger or transfer does not (or would not, if prior to commencement of the related Lease) give rise to a Lease Event of Default under the related Lease or, in the case of an Owned Aircraft, an Indenture Event of Default under the related Owner Aircraft Indenture.

Delayed Lease Commencement

   If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then until commencement of a Lease with respect to such Leased Aircraft and the Indenture Trustee's release of funds from the related Collateral Account, which is expected to occur at the same time as the commencement of such Lease, such Leased Aircraft is referred to as a "Delayed Lease Aircraft" and the period prior to the Indenture Trustee's release of such funds is referred to as the "Pre-Funding Period."

   In the case of Leased Aircraft Certificates relating to a Delayed Lease Aircraft, the proceeds from sale of such Leased Aircraft Certificates to the applicable Pass Through Trusts, after deducting certain expenses of the offering of the related Pass Through Certificates, will be deposited by the Owner Trustee, on the date of such sale, in a collateral account (a "Collateral Account") established pursuant to the Indenture or a collateral agreement between the Owner Trustee and the Indenture Trustee (a "Collateral Agreement"). Such Collateral Account will secure payment of the related Leased Aircraft Certificates. In addition, if the Prospectus Supplement so provides, the Corporation will be required to provide to the Indenture Trustee Additional Collateral for such Leased Aircraft Certificates during the related Pre-Funding Period. See "Security" above.

   Funds in the Collateral Account will be invested at the risk of the Owner Trustee pursuant to the related Collateral Agreement or Indenture in U.S. government obligations or such other obligations as further described in the applicable Prospectus Supplement. Earnings on such investments will be retained in the Collateral Account pending distribution as contemplated below.

   Unless otherwise specified in an applicable Prospectus Supplement, the Leased Aircraft Certificates relating to a Delayed Lease Aircraft will be issued in an amount such that the net proceeds thereof, together with expected earnings on the investments in the Collateral Account, will be sufficient (i) to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the related scheduled Pre-Funding Period specified in such Prospectus Supplement and (ii) to finance a portion of the purchase price of such Delayed Lease Aircraft, as specified in such Prospectus Supplement.

   Subject to any mandatory prepayment contemplated below, under the Collateral Agreement relating to a Delayed Lease Aircraft, on each date during the scheduled Pre-Funding Period for the scheduled payments of principal, if any, and interest on the related Leased Aircraft Certificates, the Indenture Trustee shall withdraw from the Collateral Account the amount necessary to make the scheduled payment then due. If the Indenture Trustee shall not have released the funds in the Collateral Account on the date scheduled for the commencement of the Lease relating to such Delayed Lease Aircraft, then on each scheduled payment date during the Pre-Funding Period that occurs after such scheduled commencement date, the Indenture Trustee shall withdraw from the Collateral Account the excess of the amount therein over the amount specified to be retained in such Collateral Account to be applied to the purchase price of the Delayed Lease Aircraft. If the amount withdrawn is less than the scheduled payment then due, the Indenture Trustee shall draw the deficiency from any available Additional Collateral and will apply such amount to satisfy the corresponding payment obligation. On the first scheduled payment date after any Pre-Funding Period with respect to a Delayed Lease Aircraft, the Indenture Trustee will withdraw from the Collateral Account or otherwise realize from any Additional Collateral the difference between the scheduled payment then due and the rental payment due on such payment from the Corporation.

Mandatory Prepayment During the Pre-Funding Period

   To the extent that the Lease related to a Delayed Lease Aircraft has not commenced on or prior to the cut-off date specified in the applicable Prospectus Supplement as the last date of the related permitted Pre-Funding Period either (i) a "Deemed Event of Loss" will occur and the Collateral Account and, to the extent necessary, any Additional Collateral will be drawn upon and the related Leased Aircraft Certificates will be prepaid at a prepayment price equal to the aggregate principal amount of such Leased Aircraft Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment specified in such Prospectus Supplement or (ii) the Corporation will assume the Leased Aircraft Certificates on a full recourse basis.

   With respect to any Delayed Lease Aircraft, the applicable Prospectus Supplement also will set forth (i) any mandatory prepayment of the related Leased Aircraft Certificates, and the prepayment price therefor, upon the occurrence of any event of loss with respect to such Delayed Lease Aircraft during such Pre-Funding Period and (ii) any option the Corporation may have to convert the leveraged lease financing for a Delayed Lease Aircraft into the type of financing available for Owned Aircraft.

Owned Aircraft Indenture Covenants

   Maintenance. The Corporation will be obligated to pay all costs of operating the Owned Aircraft and, at its expense, to maintain, inspect, service, repair and overhaul the Owned Aircraft so as to keep the Owned Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Owned Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

   Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Owned Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to an Owned Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Owned Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Owned Aircraft was then in the condition and airworthiness required by the related Indenture. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from an Owned Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Owned Aircraft or any such engine, although the value of such Owned Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

   Insurance. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Owned Aircraft, at its own cost and expense, in such amounts, against such risks, with such deductibles or retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective Owned Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure (including by way of deductibles and retentions) in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance.

   The Corporation and any permitted lessee of an Owned Aircraft will be named as insured parties under all insurance policies required by the related Indenture. The Indenture Trustee will be named as an additional insured, which will afford such Indenture Trustee the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds certain specified amounts. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

Payments and Limitation of Liability

   All payments of principal of, premium, if any, and interest on any Leased Aircraft Certificates will be made only from the assets subject to the Lien of the related Leased Aircraft Indenture. The income and proceeds received by the Indenture Trustee therefrom or from certain payments received by the Indenture Trustee to be applied pursuant to such Leased Aircraft Indenture, including, during any Pre-Funding Period relating to a Leased Aircraft, the Collateral Account and any Additional Collateral provided in connection with such Pre-Funding Period and, on and after the commencement of the related Lease and, in the case of a Delayed Lease Aircraft, after the related Pre-Funding Period, rent payable by the Corporation under the related Lease. The Leased Aircraft Certificates will not be direct obligations of, or guaranteed by the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

   Neither the Owner Trustee or the Indenture Trustee (in their individual capacities) will be liable to any Certificateholder or, in the case of the Owner Trustee, in its individual capacity, to the Corporation or the Indenture Trustee for any amounts payable or for any liability under the Equipment Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee.

   The Corporation's obligations under each Owned Aircraft Indenture and under the related Owned Aircraft Certificates will be general obligations of the Corporation.

Indenture Events of Default and Remedies

   For any Pass Through Trust, the applicable Prospectus Supplement will describe the Indenture Events of Default under the Indentures related to the Equipment Certificates to be held by such Pass Through Trust, the remedies that the Indenture Trustee may exercise with respect to the related Aircraft, either at its own initiative or upon instruction from holders of the related Equipment Certificates, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. There will be no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

The Leases

Upon the commencement of any Lease, the following terms will be applicable:

   Terms and Rentals. Each Leased Aircraft will be leased separately by the related Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Leased Aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Certificates issued with respect to such Leased Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease will be payable on the dates specified in the applicable Prospectus Supplement. The respective payments will be assigned under the related Leased Aircraft Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that the Corporation will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal and interest on the Leased Aircraft Certificates issued under the Leased Aircraft Indenture relating to such Lease. See "Payments and Limitations of Liability" above.

   For any Delayed Lease Aircraft, upon the commencement of the Lease for such Aircraft and after the related Pre-Funding Period, the Corporation will be obligated to make scheduled rental payments under the related Lease that will be sufficient to pay in full when due all principal of and interest on, to the extent accrued from and after the related Pre-Funding Period, the related Leased Aircraft Certificates, except that on the first scheduled payment date after the related Pre-Funding Period, the difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any related Additional Collateral. See "Payments and Limitations of Liability" above. Scheduled payments of principal and interest on the Leased Aircraft Certificates will be made on the dates specified in the applicable Prospectus Supplement.

   Net Lease. The Corporation's obligations under each Lease in respect of the related Leased Aircraft will be those of a lessee under a "net lease." Accordingly, the Corporation will be obligated to pay all costs of operating the Leased Aircraft and, at its expense, to maintain, service, repair and overhaul the Leased Aircraft so as to keep the Leased Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Leased Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

   Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Leased Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to a Leased Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Leased Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Leased Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from a Leased Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use on such Leased Aircraft so long as such removals do not decrease the utility, condition or airworthiness of such Leased Aircraft or any such engine, although the value of such Leased Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described above.

   Insurance. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Leased Aircraft, at its own cost and expense, in such amounts, against such risks, with such deductibles or retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective Leased Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure (including by way of deductibles and retentions) in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance.

   The Corporation and any permitted sublessee of a Leased Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds certain specified amounts. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

   Lease Events of Default; Remedies. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Leased Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

The Participation Agreements

   The Corporation will be required to indemnify each Indenture Trustee and, in the case of Leased Aircraft Certificates, each Owner Participant and each Owner Trustee, and certain parties affiliated with the foregoing (but not including holders of the Equipment Certificates or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. Subject to certain restrictions, each Owner Participant may convey all of its right, title and interest relating to any Leased Aircraft. Moreover, if so provided in the applicable Prospectus Supplement, in certain limited instances the Corporation may assume an Owner Trust's obligations under the related Leased Aircraft Certificates on a full recourse basis.


                        FEDERAL INCOME TAX CONSEQUENCES

   In the opinion of Davis Polk & Wardwell, tax counsel to the Corporation, the following discussion accurately describes the principal United States federal income tax consequences of ownership and disposition of the Pass Through Certificates to the initial purchasers thereof at the "issue price" who hold such Pass Through Certificates as a capital asset, and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. This opinion is based on laws, regulations, rulings and decisions in effect as of the date hereof. Changes to existing law, which could have retroactive effect, may alter the consequences described below. This opinion does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, financial institutions, dealers in securities and foreign investors) may be subject to special rules. Persons considering purchasing interests in Pass Through Certificates should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

General

   The Pass Through Trusts will not be classified as associations taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificateholder will be treated as the owner of a pro rata undivided interest in each of the Equipment Certificates and any other property held in the related Pass Through Trust. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Certificates and any other property held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting.

   A purchaser of an interest in a Pass Through Certificate will be treated as purchasing an interest in each Equipment Certificate and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Certificates and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. Unless otherwise indicated in a Prospectus Supplement, the Corporation anticipates that when all the Equipment Certificates have been acquired by the related Pass Through Trust the purchase price paid for a Pass Through Certificate of such Pass Through Trust by an original purchaser of such Pass Through Certificate should be allocated among the Equipment Certificates held in such Pass Through Trust in proportion to their respective principal amounts.

   If an Equipment Certificate held by a Pass Through Trust is prepaid for an amount that differs from a Certificateholder's aggregate adjusted basis in the Equipment Certificate, the Certificateholder will be considered to have sold his pro rata share of that Equipment Certificate, and will recognize any gain or loss equal to the difference between the Certificateholder's adjusted basis and the amount realized from such prepayment (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Any such gain or loss will be long-term capital gain or loss if the Equipment Certificate is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. With respect to the Leased Aircraft Certificates, although the matter is not entirely free from doubt, an Owner Participant's conveyance of its interest in an Owner Trust will not constitute a taxable event to the holders of interests in the related Leased Aircraft Certificates. However, if the Corporation were to assume an Owner Trust's obligations under the related Leased Aircraft Certificates upon a purchase of the related Aircraft by the Corporation, or an Owner Trust were to assume the Company's obligations under Owned Aircraft Certificates upon a conversion of an Owned Aircraft to a Leased Aircraft, such assumption would be treated for federal income tax purposes as a taxable exchange of the respective Equipment Certificates resulting in the recognition of taxable gain or loss under the rules discussed above. For this purpose the amount realized, as determined under current Treasury regulations on original issue discount, will be equal to the fair market value of the Certificateholder's pro rata share of the respective Equipment Certificates at such time.

Sales or Exchanges of Pass Through Certificates

   A Certificateholder that sells or exchanges a Pass Through Certificate will be considered to have sold his pro rata portion of the property held by the Pass Through Trust, and will recognize gain or loss on the basis discussed in the preceding paragraph.

Backup Withholding

   Payments made on the Pass Through Certificates, and proceeds from the sale or exchange of the Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under the Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided that the required information is furnished to the Internal Revenue Service.


                         CERTAIN MASSACHUSETTS TAXES

   The summary set forth below is based upon applicable tax statutes, regulations and rules promulgated thereunder, government agency rulings and court decisions published to date, each of which is subject to change.

   The Pass Through Trustee is a Massachusetts trust company with its principal corporate trust office in Boston, Massachusetts. Bingham, Dana & Gould, counsel to the Pass Through Trustee, has advised the Corporation that, in its opinion, under currently applicable Massachusetts laws and assuming that the Pass Through Trustee will not hold any legal or equitable title to, or lease, any real or tangible personal property located in the Commonwealth of Massachusetts and that each Pass Through Trust will not be taxable as a corporation but rather will be classified as a grantor trust under subpart E,
Part I of Subchapter J of the Code: (i) the Pass Through Trusts will not be subject to any tax (including, without limitation, net or gross income tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge imposed by the Commonwealth of Massachusetts or any political subdivision thereof as a result of the transactions contemplated by the Pass Through Agreement; and (ii) Certificateholders who are not residents of, or otherwise subject to tax in or by, the Commonwealth of Massachusetts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge imposed by the Commonwealth of Massachusetts or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Pass Through Certificate.

   Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust. In general, should a Certificateholder or any Pass Through Trust be subject to any state or local tax which would not be imposed if such Pass Through Trust were administered in a different jurisdiction in the United Sates or if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will either relocate the administration of such Pass Through Trust to such other jurisdiction or resign and, in the event of the Pass Through Trustee's resignation, a new Pass Through Trustee in such other jurisdiction will be appointed.


                             ERISA CONSIDERATIONS

   Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or
Section 4975 of the Code and, therefore, may purchase the Pass Through Certificates.


                             PLAN OF DISTRIBUTION

   The Pass Through Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

   The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of Pass Through Certificates, underwriters or agents may receive compensation from the Corporation or from purchasers of Pass Through Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Pass Through Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
Underwriters, dealers and agents that participate in the distribution of Pass Through Certificates may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Pass Through Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

   Offers to purchase Pass Through Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

   Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Pass Through Certificates may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

   Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. If the Pass Through Certificates of any Series are sold to or through underwriters, the underwriters may make a market in such Pass Through Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Pass Through Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates of any Series.

   Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


                                 LEGAL MATTERS

   Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Pass Through Certificates offered hereby will be passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by counsel for any agents, dealers or underwriters ("Underwriters' Counsel"). Unless otherwise indicated in the applicable Prospectus Supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of counsel for the Pass Through Trustee, as to matters relating to the authorization, execution and delivery of the Pass Through Agreement and of each Series of Pass Through Certificates by the Pass Through Trustee, and of George W. Hearn, Vice President - Law of the Corporation, as to the Corporation's authorization, execution and delivery of the Pass Through Agreement. At July 3, 1996, Mr. Hearn owned zero shares of the Corporation's common stock and had been granted options to purchase 20,800 shares of the Corporation's common stock. Of the options granted, 3,750 were vested at such date.


                                    EXPERTS

   The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1995 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   With respect to the unaudited interim financial information for the quarters ended August 31, 1995, November 30, 1995 and February 29, 1996, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

========================================  ====================================
No dealer, salesperson or other
individual has been authorized to
give any information or to make any
representation not contained in this                $1,000,000,000
Prospectus in connection with the
offering covered by this Prospectus.
If given or made, such information
or representation must not be relied                [COMPANY LOGO]
upon as having been authorized by the
Corporation or the Underwriters. This
Prospectus does not constitute an
offer to sell, or the solicitation                  $1,000,000,000
of an offer to buy, the Pass Through
Certificates in any jurisdiction
where, or to any person to whom, it
is unlawful to make such offer or
solicitation. Neither the delivery              Pass Through Certificates
of this Prospectus nor any sale
made hereunder shall, under any
circumstances, create an
implication that there has not been
any change in the facts set forth in               --------------------
this Prospectus or in the affairs of               P R O S P E C T U S
the Corporation since the date hereof.             --------------------

        TABLE OF CONTENTS

            Prospectus
                                    Page
                                    ----

Available Information..............    3
Reports to Pass Through
  Certificateholders...............    3
Incorporation of Certain
  Documents by Reference...........    3
Federal Express Corporation........    4
Ratio of Earnings to Fixed Charges.    4
Outline of Pass Through Trust
  Structure........................    4
Use of Proceeds....................    5
Diagram of Payments................    6
Description of the Pass Through
   Certificates....................    8
Description of the Equipment
   Certificates....................   21
Federal Income Tax Consequences....   30                July ___, 1996
Certain Massachusetts Taxes........   31
ERISA Considerations...............   32
Plan of Distribution...............   32
Legal Matters......................   33
Experts............................   33
========================================  ====================================


                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JULY 5, 1996
PROSPECTUS

                                [COMPANY LOGO]

                                DEBT SECURITIES
                         _____________________________

   Up to $1,000,000,000 aggregate principal amount of Federal Express Corporation (the "Corporation") unsecured debt securities (the "Debt Securities") (or the equivalent thereof in foreign currency) may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Debt Securities may be offered in one or more series in amounts, at prices and on terms to be determined at the time of sale. The
Debt Securities will be unsecured obligations of the Corporation and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation.

   When a particular series or issue of Debt Securities is offered (the "Offered Debt Securities"), a supplement to this Prospectus (the "Prospectus Supplement") will be delivered with this Prospectus setting forth with respect to the offered securities: (i) the terms of any Offered Debt Securities including the specific designation, aggregate principal amount, denominations, purchase price, currency, maturity, rate (which may be fixed or variable) and time of payment of interest (if any), redemption terms and the other terms in connection with the offering and sale of the Offered Debt Securities; and (ii) any initial public offering price, the net proceeds to the Corporation and the other specific terms of the Offered Debt Securities.

   Interest will be payable on the Debt Securities of each series on the dates and at the rates per annum set forth for such Debt Securities in the applicable Prospectus Supplement. Principal will be payable on the Debt Securities of each series in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. The Debt Securities will be issued in registered form only and, unless otherwise specified in the applicable Prospectus Supplement, in accordance with a book-entry system.

   The Debt Securities may be sold on a negotiated or competitive bid basis to or through underwriters or dealers or directly to other purchasers or through agents. See "Plan of Distribution." The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Debt Securities in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters, dealers or agents.

   Prior to their issuance there will have been no market for the Debt Securities of any series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any series of Debt Securities on a national securities exchange.

   This Prospectus may not be used to consummate sales of any Debt Securities unless accompanied by the Prospectus Supplement applicable to the Debt Securities being sold.
                         ____________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                          ___________________________

                 The date of this Prospectus is July __, 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                             AVAILABLE INFORMATION

   Federal Express Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof.

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed August 4, 1995.

     2. The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1995, November 30, 1995 and February 29, 1996, respectively, filed October 13, 1995, January 12, 1996 and April 12, 1996, respectively.

     3. The Corporation's Current Reports on Form 8-K dated August 14,
        1995, August 16, 1995, September 14, 1995, October 17, 1995, October 25, 1995, October 26, 1995, January 12, 1996, March 14, 1996, April
        30, 1996, June 5, 1996 and June 7, 1996, respectively, filed August 15, 1995, August 18, 1995, September 19, 1995, October 18, 1995,
        October 27, 1995, October 30, 1995, January 16, 1996, March 26, 1996,
        June 5, 1996, June 10, 1996 and June 21, 1996, respectively.

   All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Thomas L. Holland, Managing Director -- Investor Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1854 or by telephone at (901) 395-3478.


                          FEDERAL EXPRESS CORPORATION

   The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)

                                                       Nine Months Ended
                             Year Ended May 31      February 28 February 29
                      ----------------------------  ----------------------
                      1991  1992  1993  1994  1995      1995     1996
                      ----  ----  ----  ----  ----      ----     ----
Ratio of Earnings to
  Fixed Charges (a)   1.0x  (b)   1.4x  1.7x  2.0x      2.0x     1.8x
- ---------------
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.

        As a result of an offering of Debt Securities, the Corporation may be more highly leveraged than currently reflected in this table.


                                USE OF PROCEEDS

        Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to the general funds of the Corporation and used for general corporate purposes.


                        DESCRIPTION OF DEBT SECURITIES

      The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Indenture (defined herein) and the Debt Securities, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. For the Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement, this summary will be qualified in its entirety by the detailed information appearing in such Prospectus Supplement, as well as by the form of the Debt Securities of each series offered thereby and the Indenture. This summary makes use of terms defined in and is qualified in its entirety by reference to the Indenture.

      Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summary will apply to the Debt Securities and the Indenture. Additional provisions with respect to the Indenture and the Debt Securities relating to any particular offering of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

General

      The Debt Securities are to be issued under an Indenture, dated as of July 1, 1996 (the "Indenture"), between the Corporation and The First National Bank of Chicago as trustee (the "Trustee"). The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder in one or more series.

      The Debt Securities will be unsecured obligations of the Corporation and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation.

      The Indenture does not contain any debt covenants or provisions which would afford the holders of the Debt Securities protection in the event of a highly leveraged transaction. Other indebtedness of the Corporation ranking pari passu with the Debt Securities have covenants that would afford those holders privileges in the event of a change in control of the Corporation.

      Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities for the following terms of such Debt
Securities:

       (1) the title of such Debt Securities and the series in which such Debt Securities will be included;

       (2) the authorized denominations and aggregate principal amount of such Debt Securities;

       (3) whether the Debt Securities are to be issuable in global or certificated form;

       (4) the date or dates on which such Debt Securities will mature;

       (5) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, and if such rate is variable, the manner of calculation thereof and the date from which interest will accrue;

       (6) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities shall be payable;

       (7) the dates on which such interest will be payable and the corresponding record dates;

       (8) any mandatory or optional sinking fund or purchase fund or analogous provisions;

       (9) the terms and conditions upon which such Debt Securities may be redeemed, if any, and any redemption price;

       (10)if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture;

       (11)provisions, if any, for the defeasance of such Debt Securities;

       (12)the currency in which payments of principal of (and premium, if any) and interest, if any, on such Debt Securities will be; payable;

       (13)whether Additional Amounts are payable with respect to any Debt Securities;

       (14)any additional Events of Default or covenants applicable to such series; and

       (15)any other terms of such series (which terms shall not be inconsistent with the Indenture). (Indenture, Section 301)

   If a Prospectus Supplement specifies that a series of Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the currency in which the principal, premium, if any, and interest, if any, on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency unit existing on or about the time a payment is due. (Indenture, Section 301)

   Unless otherwise indicated in the Prospectus Supplement relating thereto, all outstanding Debt Securities will be exchangeable and transfers thereof will be registrable, and principal of, premium, if any, and interest, if any, on all Debt Securities will be payable, at the corporate trust office of the Trustee at One First National Plaza, Chicago, Illinois; provided that payment of interest may, at the option of the Corporation, be made by check mailed to the address of the person entitled thereto as it appears in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States. (Indenture, Sections 301, 307 and 1002)

   Unless otherwise indicated in the Prospectus Supplement relating thereto, all Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiples thereof. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Indenture, Section 305) The Indenture provides that the Debt Securities may be issuable in permanent global form. (Indenture, Section 203) See "Permanent Global Securities."

   The Corporation's right and the rights of its creditors, including the Holders of any Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against such subsidiary. The Indenture does not limit the amount of secured or unsecured indebtedness which may be incurred by the Corporation or its subsidiaries.

   Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount.

   Certain federal income tax consequences and special considerations applicable to any such securities will be described in the applicable Prospectus Supplement.

Book-Entry Procedures

   Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be subject to the provisions described below. Upon issuance, each Series of Debt Securities will be represented by one or more fully registered global certificates. Each global note will be deposited with, or on behalf of, the Depository Trust Company (the "DTC"), and registered in its name or in the name of CEDE & Co. ("Cede"), its nominee. No Holder will be entitled to receive a note in certificated form, except as set forth below.

   DTC has advised the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Holders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Debt Securities may do so only through DTC Participants. In addition, Holders will receive all distributions of principal and interest from the Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Debt Securities among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Debt Securities. Under the book-entry system, Holders may experience some delay in receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

   Distributions by DTC Participants to Holders will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Holders will not have possession of the Debt Securities, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Holders, because DTC can only act on behalf of DTC Participants, the ability of Holders to pledge Debt Securities to persons or entities that are not DTC Participants or to otherwise act with respect to such Debt Securities, may be limited due to the lack of physical certificates for such Debt Securities.

   None of the Corporation, the Trustee or any other agent of the Corporation or the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Debt Securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Holder" will be Cede, as nominee of DTC, Holders will not be recognized by the Trustee as Holders, as such term is used in the Indenture, and Holders will be permitted to exercise the rights of Holders only indirectly through DTC and DTC Participants. DTC has advised the Corporation that it will take any action permitted to be taken by a Holder under the Indenture and any Prospectus Supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Debt Securities are credited.

   Same-Day Settlement and Payment. All payments made by the Corporation to the Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

   The Debt Securities will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Debt Securities will be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

   Certificated Form. The Debt Securities will be issued in fully registered, certificated form to Holders, or their nominees, rather than to DTC or its nominee, only if DTC advises the Trustee in writing that it is no longer willing, able or eligible to discharge properly its responsibilities as depository with respect to the Debt Securities and the Corporation is unable to locate a qualified successor or if the Corporation, at its option, elects to terminate the book-entry system through DTC. In such event, the Trustee will notify all Holders through DTC Participants of the availability of such certificated Debt Securities. Upon surrender by DTC of the definitive global note representing the series of Debt Securities and receipt of instructions for reregistration, the Trustee will reissue the Debt Securities in certificated form to Holders or their nominees. (Indenture, Section 305)

   Debt Securities in certificated form will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Indenture, Section 305)

Merger and Consolidation

     The Indenture does not prevent any consolidation or merger of the Corporation with or into any other Person, or successive consolidations or mergers in which the Corporation or its successor or successors may be a party, or any conveyance, transfer or lease of the property of the Corporation as an entirety or substantially as an entirety, to any Person, unless:

           (i) in case the Corporation shall consolidate with or merge into another Corporation or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person, the Corporation formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance, transfer, or lease the properties and assets of the Corporation, as, or substantially as, an entirety shall be a Corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any), interest on and any Additional Amounts with respect to all the Securities and the performance of every covenant of this Indenture on the part of the Corporation to be performed or observed;

           (ii) immediately after giving effect to such transaction, no Event of Default, or event which after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

           (iii)the Corporation shall have delivered to the Trustee an Officers' Certificate or an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Indenture, Section 801)

Upon compliance with such provisions by a successor corporation or Person, the Corporation (except in the case of a lease) would be relieved of its obligations and covenants under the Indenture and the Debt Securities. (Indenture, Section 802)

Modification, Amendment and Waiver

   Modifications and amendments of the Indenture may be made by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of each series of Debt Securities to be affected if less than all series are to be affected by such modification; provided, however, that no such modification or amendment may, without the consent of the Holder of each debt security affected thereby:

            (a) change the Stated Maturity of the principal of, or any installment of interest on, any such debt security;

            (b) reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any such debt security;

            (c) change any place of payment where, or the currency in
                which, any debt security or the interest or any premium thereon is payable;

            (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

            (e) reduce the percentage in principal amount of outstanding
                Debt Securities the consent of whose Holders is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Indenture Section 902)

   The Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of such series waive any past default under the Indenture and its consequences, except a default in the payment of the principal, premium, if any, or interest on any Debt Securities or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding debt security affected. (Indenture, Section 513)

Events of Default

   The following are "Events of Default" under the Indenture with respect to each series of Debt Securities:

            (a) default for more than 30 days in the payment of any interest on any debt security of such series;

            (b) default in the payment of principal of, or premium, if any, on, any debt security of such series at its Maturity;

            (c) default in the performance, or breach, of any other
                covenant of the Corporation in the Indenture for more than 60 days after written notice as provided in the Indenture;

            (d) default in the deposit of any sinking fund payment when and as due by the terms of a Debt Security of such series; and

            (e) certain events in bankruptcy, insolvency or reorganization in respect of the Corporation.  (Indenture, Section 501)

   If an Event of Default with respect to all Debt Securities of any series occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 50% in aggregate principal amount of the outstanding Debt Securities of such series may, by a notice in writing to the Corporation (and to the Trustee if given by Holders), declare to be due and payable immediately the principal amount of all Debt Securities of such series. However, at any time after such a declaration of acceleration with respect to the Debt Securities of such series has been made, but before the Stated Maturity thereof, the Holders of a majority in principal amount of the outstanding Debt Securities of such series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default with respect to the Debt Securities of such series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.
(Indenture, Section 502) For information as to waiver of defaults, see "Modification and Waiver."

   Subject to the duties of the Trustee, if an Event of Default with respect to the Debt Securities of any series occurs and is continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Debt Securities of such series, unless such Holders offer to the Trustee reasonable indemnity. (Indenture, Sections 601 and 603) Subject to such provision for indemnity, certain conditions and certain other rights of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Indenture, Section 512)

   No Holder of any debt security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder has previously given to the Trustee written notice of a continuing Event of Default, and unless the Holders of at least 50% in principal amount of the outstanding Debt Securities of such series has made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee not has received from the Holders of a majority in principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request and the Trustee has failed to institute such proceeding within 60 days. (Indenture, Section 507) However, the Holder of any debt security of such series will have an absolute right to receive payment of the principal of (and premium, if any, on) and interest on such debt security on or after the respective Stated Maturities expressed in such debt security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment. (Indenture, Section 508)

   The Indenture requires the Corporation to furnish to the Trustee annually a statement as to the absence of certain defaults under the Indenture. (Indenture, Section 1005) The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any default (except as to payment of principal or interest with respect to such Debt Securities) if it considers such withholding to be in the interest of the Holders of such Debt Securities. (Indenture, Section 602)

Defeasance and Covenant Defeasance

   The Indenture provides, if such provision is made applicable to the Debt Securities of any series, that the Corporation may elect either (A) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (B)(i) to be released from its obligations with respect to such Debt Securities under Sections 801 (consolidation, merger and sale of assets) and 1005
(certificates of compliance) and (ii) that Section 501(3)  (as to Sections
801 and 1005), 501(5), 501(6) and 501(7)  (if Section 501(7) is specified in the Prospectus Supplement), as described in the last three clauses of the first sentence under "Events of Default" above, shall not be deemed to be events of default under the Indenture with respect to such series ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

   In the case of defeasance, the holders of such Debt Securities are entitled to receive payments in respect of such Debt Securities solely from such trust. Such a trust may only be established if, among other things, the Corporation has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred.
Such Opinion of Counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. (Indenture, Article Thirteen)

Concerning the Trustee

   The Trustee acts as trustee under other indentures with respect to other indebtedness of the Corporation which ranks pari passu with the Debt Securities. The Corporation leases facilities financed with the proceeds of such indebtedness and the Corporation's obligations under such leases secure payment of such indebtedness. The Corporation also from time to time borrows from, and maintains deposit accounts with, the Trustee.


                             PLAN OF DISTRIBUTION

   The Debt Securities may be sold in any of the following ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).

   The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of Debt Securities, underwriters or agents may receive compensation from the Corporation or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the Debt Securities, the Corporation will sell such Debt Securities to the dealer as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at any time of resale.

   Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

   Offers to purchase Debt Securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto, including the terms of any bidding or auction process.

   If so indicated in the Prospectus Supplement, the Corporation will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Debt Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.

   Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof.

   Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Debt Securities on a national securities exchange. If the Debt Securities of any Series are sold to or through underwriters, the underwriters may make a market in such Debt Securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Debt Securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Debt Securities of any Series.

   Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


                                 LEGAL MATTERS

   Unless otherwise indicated in the Prospectus Supplement relating to the Offered Securities, the legality of the Debt Securities will be passed upon for the Corporation by George W. Hearn, Vice President - Law of the Corporation, and by counsel for any underwriters, dealers and agent. At July 3, 1996, Mr. Hearn owned zero shares of the Corporation's common stock and had been granted options to purchase 20,800 shares of the Corporation's common stock. Of the options granted, 3,750 were vested at such date.


                                    EXPERTS

   The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1995 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   With respect to the unaudited interim financial information for the quarters ended August 31, 1995, November 30, 1995 and February 29, 1996, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

========================================  ====================================
No dealer, salesperson or other
individual has been authorized to
give any information or to make any
representation not contained in this                $1,000,000,000
Prospectus in connection with the
offering covered by this Prospectus.
If given or made, such information
or representation must not be relied                [COMPANY LOGO]
upon as having been authorized by the
Corporation or the Underwriters. This
Prospectus does not constitute an
offer to sell, or the solicitation                  $1,000,000,000
of an offer to buy, the Securities
in any jurisdiction where, or to any
person to whom, it is unlawful to
make such offer or solicitation.
Neither the delivery of this Prospectus              Debt Securities
nor any sale made hereunder shall,
under any circumstances, create an
implication that there has not been
any change in the facts set forth in               --------------------
this Prospectus or in the affairs of               P R O S P E C T U S
the Corporation since the date hereof.             --------------------

        TABLE OF CONTENTS
            Prospectus

                                    Page
                                    ----

Available Information..............    3
Incorporation of Certain
  Documents by Reference...........    3
Federal Express Corporation........    4
Ratio of Earnings to Fixed Charges.    4
Use of Proceeds....................    4
Description of Debt Securities.....    4
Plan of Distribution...............   10
Legal Matters......................   11
Experts............................   11               July ___, 1996
========================================  ====================================


                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JULY 5, 1996

PROSPECTUS
- ----------
                                [COMPANY LOGO]


                                 COMMON STOCK
                                PREFERRED STOCK
                        _______________________________

   Pursuant to this Prospectus and one or more Prospectus Supplements, Federal Express Corporation (the "Corporation") may offer and sell from time to time up to $1,000,000,000 aggregate amount, together or separately, of (i) shares of preferred stock of the Corporation (the "Preferred Stock") or (ii) shares of Common Stock, par value $.10 per share of the Corporation (the "Common Stock") on terms to be determined at the time of sale. The Preferred Stock and Common Stock are sometimes collectively called the "Securities" herein.

   When a particular issue of Securities is offered (the "Offered Securities"), a supplement to this Prospectus (the "Prospectus Supplement") will be delivered with this Prospectus setting forth with respect to the Offered Securities: (i) the terms of any Preferred Stock offered (the "Offered Preferred Stock") including the specific designations and stated value, dividend rights and any liquidation, redemption, conversion, voting and other rights not described in this Prospectus; (ii) the description of any Common Stock offered (the "Offered Common Stock"); and (iii) any initial public offering price, the net proceeds to the Corporation and the other specific terms of the Offered Securities.

   The Securities will be sold directly by the Corporation, through agents designated from time to time or through underwriters or dealers. If any agents of the Corporation or any underwriters are involved in the sale of the Securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.
                         ____________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                          ___________________________


                 The date of this Prospectus is July __, 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                             AVAILABLE INFORMATION

   Federal Express Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof.

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed August 4, 1995.

     2. The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1995, November 30, 1995 and February 29, 1996, respectively, filed October 13, 1995, January 12, 1996 and April 12, 1996, respectively.

     3. The Corporation's Current Reports on Form 8-K dated August 14,
        1995, August 16, 1995, September 14, 1995, October 17, 1995, October 25, 1995, October 26, 1995, January 12, 1996, March 14, 1996, April
        30, 1996, June 5, 1996 and June 7, 1996, respectively, filed August 15, 1995, August 18, 1995, September 19, 1995, October 18, 1995,
        October 27, 1995, October 30, 1995, January 16, 1996, March 26, 1996,
        June 5, 1996, June 10, 1996 and June 21, 1996, respectively.

   All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Thomas L. Holland, Managing Director -- Investor Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1854 or by telephone at (901) 395-3478.


                          FEDERAL EXPRESS CORPORATION

   The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

   The U.S. domestic express market is highly competitive and sensitive to both price and service. Competitors in this market include passenger airlines offering package express services, regional express delivery concerns, airfreight forwarders and other express package concerns, principally United Parcel Service and Airborne Express.

   The international express package and freight markets are also highly competitive. Ability to compete effectively internationally depends principally upon price, frequency and capacity of scheduled service, extent of geographic coverage and reliability. Many of the Corporation's competitors in the international market are government owned, controlled, or subsidized carriers which may have greater resources, lower costs, less profit sensitivity and more favorable operating conditions than the Corporation. The Corporation's principal competitors in the international market are foreign national air carriers, United States passenger airlines and all-cargo airlines and other express package companies including United Parcel Service and DHL.

   The Corporation operates in a heavily regulated environment. The Department of Transportation exercises regulatory authority over the economic aspects of air transportation while the Federal Aviation Administration regulates safety aspects. The Environmental Protection Agency is authorized to establish standards governing aircraft noise and engine emissions, and the Corporation's communication facilities are subject to the Federal Communication Commission Act. In addition to U. S. regulation, the Corporation's international operations are also governed by bilateral treaties between the United States and the countries served. For a complete discussion of the Corporation's competitive and regulatory environments as well as its services, operations and properties, see Item 1 of the Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1995.


                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)

                                                       Nine Months Ended
                             Year Ended May 31      February 28 February 29
                      ----------------------------  ----------------------
                      1991  1992  1993  1994  1995      1995     1996
                      ----  ----  ----  ----  ----      ----     ----
Ratio of Earnings to
  Fixed Charges (a)   1.0x  (b)   1.4x  1.7x  2.0x      2.0x     1.8x
- ---------------
* The Corporation had zero shares of Preferred Stock outstanding for the periods covered in this table; therefore, no Preferred Stock dividends were paid during these periods.

(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.


                                USE OF PROCEEDS

   Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the sale of the Securities will be added to the general funds of the Corporation and used for general corporate purposes.


                        DESCRIPTION OF PREFERRED STOCK

   Under its Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Corporation is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 4,000,000 shares of its Preferred Stock, no par value, with such powers, preferences and relative rights and qualifications, limitations or restrictions thereof as shall be adopted by the Board of Directors and permitted by Delaware law and the Corporation's Certificate of Incorporation. On July 5, 1996, there were zero shares of Preferred Stock outstanding.

   The description below sets forth certain general terms and provisions of the Preferred Stock covered by this Prospectus. The specific terms of the Offered Preferred Stock will be described in the Prospectus Supplement relating to such Offered Preferred Stock. The following summaries of certain provisions of the Preferred Stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Certificate of Incorporation and the resolution of the Board of Directors authorizing a particular series of Preferred Stock (the "Series Resolution").

     If so indicated in the Prospectus Supplement, the terms of the Offered Preferred Stock may differ from the terms set forth below, except those terms required by the Certificate of Incorporation.

General

   Under the Certificate of Incorporation, each series of Preferred Stock of the Corporation ranks prior to the Common Stock of the Corporation with respect to both dividends and distribution of assets on liquidation, dissolution or winding up. The Preferred Stock will, when issued, be fully paid and non-assessable and the holders thereof will have no preemptive rights.

   Reference is made to the Prospectus Supplement relating to the Offered Preferred Stock for specific terms including:

             (i) The designation of the series of Preferred Stock, which may be by distinguishing number, letter or title;

             (ii) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

             (iii) The dividend rate or rates of such shares, the date at which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

             (iv) The amounts payable on shares of such Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up;

             (v) The redemption rights and price or prices, if any, for the shares of such Preferred Stock;

             (vi) The terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of such Preferred Stock, if any;

             (vii) The voting rights, if any, granted to the holders of the shares of such Preferred Stock in addition to those required by Delaware law or the Certificate of Incorporation;

             (viii)Whether the shares of Preferred Stock shall be
                   convertible into shares of the Corporation's Common Stock or any other class of the Corporation's capital stock, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion shall be made;

             (ix) Any other rights, preferences, restrictions, limitations or conditions relative to the shares of Preferred Stock as may be permitted by Delaware law or the Certificate of Incorporation;

             (x) Any listing of such Preferred Stock on any securities exchange; and

             (xi) A discussion of federal income tax considerations applicable to such Preferred Stock.

   Subject to the Certificate of Incorporation and to any limitations contained in any outstanding Preferred Stock, the Corporation may issue additional series of Preferred Stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions thereof, as the Board of Directors shall determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock of the Corporation, if any.

Restrictions

   So long as any Preferred Stock is outstanding, the Corporation cannot (1) declare or pay a dividend upon, or make a distribution upon, the Corporation's Common Stock (other than a dividend or distribution payable in shares of such Common Stock) ; (2) purchase or redeem shares of Common Stock without consent of a certain number of holders of the outstanding Preferred Stock established by the Board of Directors when authorizing the issuance of such outstanding Preferred Stock; or (3) pay any money into, or make any money available for, a sinking fund for the purchase or redemption of any Common Stock, unless in each instance all dividends on all outstanding shares of Preferred Stock for all past dividend periods shall have been paid, all dividends for the current dividend period shall have been declared or paid and sufficient funds for the payment thereof set apart and any arrears in the mandatory redemption of the Preferred Stock shall have been made good.

Voting Rights

   Holders of the Preferred Stock will have no right to vote for the election of directors of the Corporation or on any other matter unless a vote of such class is required by Delaware law, the Certificate of Incorporation or the Series Resolution.


                          DESCRIPTION OF COMMON STOCK

   Under the Certificate of Incorporation, the Corporation is authorized to issue up to 200,000,000 shares of its Common Stock $.10 par value per share. On July 2, 1996, there were outstanding (a) 56,893,591 shares of Common Stock and (b) employee stock options to purchase an aggregate of 3,697,564 shares of Common Stock (of which options to purchase an aggregate of 1,241,263 shares of Common Stock were currently exercisable).

   The following description is a summary of certain provisions of the Common Stock and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Corporation's bylaws and Certificate of Incorporation. The Prospectus Supplement relating to an offering of the Offered Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

General

   Each holder of Common Stock is entitled to one vote for each share held on all matters voted upon by the stockholders of the Corporation, including the election of directors. The Common Stock does not have cumulative voting rights. The election of each class of the Board of Directors is decided by the holders of a plurality of the shares entitled to vote in person or by proxy at a meeting for the election of directors. See "Description of Preferred Stock-Voting Rights" for a discussion of the voting rights of any Preferred Stock that may be issued in the future.

   In the event of any liquidation, dissolution or winding up of the Corporation, after the payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which holders of the Corporation's Preferred Stock are entitled (if any shares of Preferred Stock are then outstanding), the holders of Common Stock are entitled to share equally in the remaining assets of the Corporation.

   The outstanding shares of Common Stock are, and any shares of Common Stock offered hereby upon issuance and payment therefor will be, fully paid and non-assessable. The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

   The Common Stock of the Corporation is listed on the New York Stock Exchange (symbol "FDX") .

Dividends

   The Corporation's current policy is to not pay dividends on its Common Stock, but to reinvest earnings in its business. However, if the Corporation changes its current policy and decides to pay dividends on its Common Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor subject to the rights of the holders of any outstanding shares of Preferred Stock. The holders of the Common Stock will share equally, share for share, in such dividends.

Anti-takeover Provisions

   Classification of Board of Directors. The Board of Directors of the Corporation is divided into three classes, having staggered terms of office of three years each. The effect of a classified board of directors may be to make it more difficult to acquire control of the Corporation.

   Change in Control. The Corporation's Certificate of Incorporation includes provisions designed to prevent the use of certain tactics in connection with a potential takeover of the Corporation. Article Five of the Certificate of Incorporation requires the affirmative vote of 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors to approve certain business combinations (including certain mergers, consolidations, security issuances, reclassifications, recapitalizations, liquidations, dissolutions, sales, leases, exchanges, mortgages, pledges, transfers of a substantial portion of assets) involving the Corporation or any subsidiary and the beneficial owner of more than 10% of the voting power of the outstanding shares of capital stock (a "Related Person") , unless either (i) such business combination is approved by a majority of the directors who are not affiliated with the Related Person and who were directors before the Related Person became a Related Person or (ii) the stockholders receive a "fair price" for their holdings and other procedural requirements are met. The Certificate of Incorporation also requires all stockholder action be taken at a duly called meeting of such stockholders and prohibits taking action by written consent of stockholders.

   Supermajority Voting. The classified board, fair price and stockholder consent provisions, as well as certain other provisions of the Certificate of Incorporation, may be altered, amended or repealed only by the affirmative vote of 80% or more of the outstanding capital stock of the Corporation entitled to vote on such action.

Transfer Agent and Registrar

    The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York, Shareholder Services, P.O. Box 2500, Jersey City, NJ 07303-2500.


                             PLAN OF DISTRIBUTION

   The Securities may be sold in any of the following ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).

   The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of Securities, underwriters or agents may receive compensation from the Corporation or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the Securities, the Corporation will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at any time of resale.

   Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

   Offers to purchase Securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto, including the terms of any bidding or auction process.

   If so indicated in the Prospectus Supplement, the Corporation will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.

   Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof.

   Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Preferred Stock on a national securities exchange. If the Preferred Stock is sold to or through underwriters, the underwriters may make a market in such stock, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such stock, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Stock.

   Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


                                 LEGAL MATTERS

   Unless otherwise indicated in the Prospectus Supplement relating to the Offered Securities, the legality of the Securities will be passed upon for the Corporation by George W. Hearn, Vice President - Law of the Corporation, and by counsel for any underwriters, dealers and agent. At July 3, 1996, Mr. Hearn owned zero shares of the Corporation's common stock and had been granted options to purchase 20,800 shares of the Corporation's common stock. Of the options granted, 3,750 were vested at such date.


                                    EXPERTS

   The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1995 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   With respect to the unaudited interim financial information for the quarters ended August 31, 1995, November 30, 1995 and February 29, 1996, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

========================================  ====================================
No dealer, salesperson or other
individual has been authorized to
give any information or to make any
representation not contained in this                $1,000,000,000
Prospectus in connection with the
offering covered by this Prospectus.
If given or made, such information
or representation must not be relied                [COMPANY LOGO]
upon as having been authorized by the
Corporation or the Underwriters. This
Prospectus does not constitute an
offer to sell, or the solicitation                  $1,000,000,000
of an offer to buy, the Securities
in any jurisdiction where, or to any
person to whom, it is unlawful to
make such offer or solicitation.
Neither the delivery of this Prospectus              Preferred Stock
nor any sale made hereunder shall,                    Common Stock
under any circumstances, create an
implication that there has not been
any change in the facts set forth in               --------------------
this Prospectus or in the affairs of               P R O S P E C T U S
the Corporation since the date hereof.             --------------------

        TABLE OF CONTENTS
            Prospectus
                                    Page
                                    ----

Available Information..............    3
Incorporation of Certain
  Documents by Reference...........    3
Federal Express Corporation........    4
Ratio of Earnings to Fixed
  Charges..........................    4
Use of Proceeds....................    5
Description of Preferred Stock.....    5
Description of Common Stock........    6
Plan of Distribution...............    8
Legal Matters......................    9
Experts............................    9                 July ___, 1996
========================================  ====================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by the Registrant:

SEC Registration Fee..........................................  $  307,774
Printing and Engraving........................................      25,000
Fees of Transfer Agent and Registrar..........................      10,000
Attorneys' Fees and Expenses..................................     600,000
Trustees' Fees................................................      20,000
Accounting Fees and Expenses..................................      20,000
Blue Sky Fees and Expenses....................................       5,000
Rating Agency Fees............................................     125,000
New York Stock Exchange Listing Fee...........................      25,000
Miscellaneous.................................................       5,000
                                                                ----------
           Total                                                $1,142,774
                                                                ==========

All of the above amounts, other than the SEC Registration Fee, are estimated.

Item 15.  Indemnification of Directors and Officers

     (a) Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") as to indemnification by the Registrant of officers and directors.

     (b) Section 13 of Article III of the by-laws of the Registrant provides for indemnification of directors as follows:

     Section 13. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

     Section 18 of Article V of the by-laws of the Registrant provides for indemnification of officers as follows:

     Section 18. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer or Managing Director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

     (c) The Registrant has also entered into an indemnification agreement with each of its directors based on the sections of the DGCL that recognize the validity of additional indemnity rights granted by agreement. The indemnification agreement alters or clarifies the statutory indemnity with respect to the Registrant's directors in the following respects: (i) indemnity is explicitly provided for settlements, fines and judgments in derivative actions to the maximum extent permitted by Delaware law, (ii) prompt payment of expenses is provided in advance of indemnification, provided the director undertakes to repay such amount if it is finally determined the director is not entitled to be indemnified and (iii) indemnification for all matters involving a director as a party by reason of the person being a director unless the person violates the law or the person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Therefore, a director who has entered into the indemnification agreement will be entitled to indemnification automatically according to its terms without prior independent review of such director's conduct and approval of the indemnification payment by either disinterested directors, independent counsel or the stockholders.

   Certain of the provisions of the indemnification agreement have not been tested in court and remain subject to public policy considerations with respect to their enforceability. The Registrant has been advised that indemnification of a judgment or amounts paid in settlement in a derivative suit may be contrary to public policy in the State of Delaware. Because substantial uncertainty exists as to the validity of such payments, the Registrant will not make an indemnification payment for fines, judgments or amounts paid in settlement in a derivative suit without first obtaining an opinion of independent counsel that such payment is permitted under Delaware law.

     (d) The Underwriting Agreements filed as Exhibits 1(a), 1(b), 1(c), 1(d) and 1(e) to this Registration Statement provide, under certain circumstances, for indemnification for the Registrant and certain other persons against certain liabilities.

     (e) The Registrant has purchased insurance designed to protect the Registrant and its directors and officers against losses arising from certain claims, including claims under the Securities Act of 1933, as amended.


Item 16.  Exhibits

Exhibit
Number         Description of Exhibits
- -------        -----------------------

1(a) Form of Underwriting Agreement relating to Equipment Trust Certificates (Filed as Exhibit 1(a) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference, except that reference in such Exhibit to such File Number shall be left blank.)

1(b)           Form of Underwriting Agreement relating to Pass Through
               Certificates

1(c)           Form of Underwriting Agreement relating to Debt Securities

1(d)           Form of Underwriting Agreement relating to Preferred Stock

1(e)           Form of Underwriting Agreement relating to Common Stock

4(a)(1) Pass Through Trust Agreement, dated as of June 1, 1996 between Federal Express Corporation and the Pass Through Trustee for an offering of Pass Through Certificates

4(a)(2)        Form of Pass Through Certificate (included in Exhibit 4(a)(1))

4(b)(1) Form of Trust Indenture and Security Agreement among the Owner Trustee, the Indenture Trustee and Federal Express Corporation, as Lessee, for an offering of Equipment Trust Certificates (Filed as Exhibit 4(b)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.) (*)

4(b)(2)        Form of Equipment Trust Certificate (included in Exhibit
               4(b)(1))

4(c)(1) Form of Trust Indenture and Security Agreement (Leased Aircraft Indenture) between the Owner Trustee and the Indenture Trustee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(c) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.) (*)

4(c)(2) Form of Trust Indenture and Security Agreement (Leased Aircraft Indenture - Prefunding) between the Owner Trustee and the Indenture Trustee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Pass Through Certificates (*)

4(d) Form of Trust Indenture, Mortgage and Security Agreement (Owned Aircraft Indenture) between Federal Express Corporation and the Indenture Trustee, relating to Equipment Certificates (Owned Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(d)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-56569, and incorporated herein by reference.) (*)

4(e)(1) Form of Participation Agreement among Federal Express Corporation, as Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants, if any, the Indenture Trustee and, when in connection with an offering of Pass Through Certificates, the Pass Through Trustee, relating to Equipment Trust Certificates or, when in connection with an offering of Pass Through Certificates, Equipment Certificates (Leased Aircraft Certificates) (Filed as Exhibit 4(e)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)
               (*)

4(e)(2) Form of Participation Agreement among Federal Express Corporation, as Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, relating to Equipment Certificates in connection with an offering of Pass Through Certificates (Leased Aircraft Certificates - Prefunding) (*)

4(e)(3) Form of Participation Agreement among Federal Express Corporation, the Pass Through Trustee and the Indenture Trustee for Equipment Certificates (Owned Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(e)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 33-56569, and incorporated herein by reference.) (*)

4(f)(1) Form of Trust Agreement between the Owner Participant and the Owner Trustee relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(f) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.) (*)

4(f)(2) Form of Trust Agreement between the Owner Participant and the Owner Trustee relating to Equipment Certificates (Leased Aircraft Certificates - Prefunding) in connection with an offering of Pass Through Certificates (*)

4(g)(1) Form of Lease Agreement between the Owner Trustee, as the Lessor, and Federal Express Corporation, as Lessee, relating to Equipment Certificates (Leased Aircraft Certificates in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(g) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.) (*)

4(g)(2) Form of Lease Agreement between the Owner Trustee, as the Lessor, and Federal Express Corporation, as Lessee, relating to Equipment Certificates (Leased Aircraft Certificates-Prefunding) in connection with an offering of Pass Through Certificates (*)

4(h) Form of Collateral Agreement between the Owner Trustee and the Indenture Trustee (Filed as Exhibit 4.g to Registrant's Registration Statement No. 33-51623, and incorporated herein by reference.)

4(i) Form of Indenture dated as of July 1, 1996 between the Registrant and The First National Bank of Chicago, as Trustee

4(j)           Form of Debt Security (included in Exhibit 4(i))

4(k) The description of the securities contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 15, 1978 under Section 12 of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description.

4(l) Certain provisions of Registrant's Articles of Incorporation relating to the Common Stock and defining the rights of security holders (Filed as Exhibit 3.1 to Registrant's 1993 Annual Report on Form 10-K, Commission File No. 1-7806, and incorporated herein by reference.)

5(a)(1) Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to Equipment Trust Certificates

5(a)(2) Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to Pass Through Certificates

5(b)           Opinion of Bingham, Dana & Gould, counsel for the Pass Through
               Trustee

5(c)           Opinion of Ray, Quinney & Nebeker, counsel for the Owner Trustee

5(d)(1) Opinion of George W. Hearn, Vice President - Law of Federal Express Corporation, relating to Equipment Trust Certificates and Pass Through Certificates

5(d)(2) Opinion of George W. Hearn, Vice President - Law of Federal Express Corporation, relating to Debt Securities, Common Stock and Preferred Stock

8(a) Tax Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation (included under the caption "Federal Income Tax Consequences" in the Prospectus relating to Pass Through Certificates)

8(b) Tax Opinion of Bingham, Dana & Gould, special counsel for the Pass Through Trustee (included under the caption "Certain Massachusetts Taxes" in the Prospectus relating to Pass Through Certificates) (included in Exhibit 5(b))

12             Computation of Ratio of Earnings to Fixed Charges (Filed as
               Exhibit 12.1 to Registrant's FY96 Third Quarterly Report on Form 10-Q, Commission File No. 1-7806, and incorporated herein by reference.)

15(a) Letters of Arthur Andersen LLP, independent public accountants (Filed as Exhibits 15.1 to Registrant's FY96 First, Second and Third Quarterly Reports on Form 10-Q, Commission File No. 1-7806, and incorporated herein by reference.)

23(a) Consent of Davis Polk & Wardwell, counsel for Federal Express Corporation (included in Exhibits 5(a)(1) and 5(a)(2))

23(b) Consent of Bingham, Dana & Gould, counsel for the Pass Through Trustee (included in Exhibit 5(b))

23(c) Consent of Ray, Quinney & Nebeker, counsel for the Owner Trustee (included in Exhibit 5(c))

23(d)          Consent of George W. Hearn (included in Exhibits 5(d)(1) and
               5(d)(2))

23(e)          Consent of Arthur Andersen LLP, independent public accountants

24             Powers of Attorney

25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company, as Indenture Trustee and as Pass Through Trustee

25(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee

_________________________
* Separate Indentures, Participation Agreements, Trust Agreements and Lease Agreements will be entered into with respect to each Leased Aircraft in connection with any particular offering of Equipment Trust Certificates or Pass Through Certificates. Separate Indentures and Participation Agreements will be entered into with respect to each Owned Aircraft in connection with an offering of Pass Through Certificates. The Prospectus Supplement for each offering of Equipment Trust Certificates or Pass Through Certificates will set forth any material details in which such Indentures, Participation Agreements, Trust Agreements or Lease Agreements, as the case may be, differ from the corresponding Exhibit for the form of such documents.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to
                     the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under section 305(b)(c) of the Trust Indenture Act of 1939.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on this 3rd day of July 1996

                                       FEDERAL EXPRESS CORPORATION
                                       (Registrant)

                                       By:  /s/  JAMES S. HUDSON
                                          ---------------------------
                                          James S. Hudson
                                          Vice President and Controller
                                          (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                     Capacity                      Date
         ---------                     --------                      ----

   /s/  Frederick W. Smith*      Chairman of the Board,
- -------------------------------- President and Chief
        Frederick W. Smith       Executive Officer (Principal
                                 Executive Officer) and
                                 Director


   /s/ Alan B. Graf, Jr*         Executive Vice President and
- -------------------------------- Chief Financial Officer
       Alan B. Graf, Jr.         (Principal Financial Officer)


   /s/ James S. Hudson           Vice President and Controller    July 3, 1996
- -------------------------------- (Principal Accounting Officer)
       James S. Hudson

   /s/ Robert H. Allen*          Director
- --------------------------------
       Robert H. Allen

   /s/  Howard H. Baker, Jr.*    Director
- --------------------------------
        Howard H. Baker, Jr.

   /s/  Anthony J. A. Bryan*     Director
- --------------------------------
        Anthony J. A. Bryan

   /s/  Robert L. Cox*           Director
- --------------------------------
        Robert L. Cox

   /s/  RALPH D. DENUNZIO*       Director
- --------------------------------
        Ralph D. DeNunzio

                                 Director
- --------------------------------
        Judith L. Estrin

   /s/  PHILIP GREER*            Director
- --------------------------------
        Philip Greer

   /s/  J. R. HYDE, III*         Director
- --------------------------------
        J. R. Hyde, III

                                 Director
- --------------------------------
        Charles T. Manatt

   /s/  GEORGE J. MITCHELL*      Director
- --------------------------------
        George J. Mitchell

   /s/  JACKSON W. SMART, JR.*   Director
- --------------------------------
        Jackson W. Smart, Jr.

   /s/  JOSHUA I. SMITH*         Director
- --------------------------------
        Joshua I. Smith

   /s/  PETER S. WILLMOTT*       Director
- --------------------------------
        Peter S. Willmott


*By:   /s/ JAMES S. HUDSON                                       July 3, 1996
      --------------------------
           James S. Hudson
           Attorney-in-Fact


                                 EXHIBIT INDEX


Exhibits       Exhibit Description
- --------       -------------------

1(a) Form of Underwriting Agreement relating to Equipment Trust Certificates (Filed as Exhibit 1(a) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference, except that reference in such Exhibit to such File Number shall be left blank.)

1(b)           Form of Underwriting Agreement relating to Pass Through
               Certificates

1(c)           Form of Underwriting Agreement relating to Debt Securities

1(d)           Form of Underwriting Agreement relating to Preferred Stock

1(e)           Form of Underwriting Agreement relating to Common Stock

4(a)(1) Pass Through Trust Agreement, dated as of June 1, 1996 between Federal Express Corporation and the Pass Through Trustee for an offering of Pass Through Certificates

4(a)(2)        Form of Pass Through Certificate (included in Exhibit 4(a)(1))

4(b)(1) Form of Trust Indenture and Security Agreement among the Owner Trustee, the Indenture Trustee and Federal Express Corporation, as Lessee, for an offering of Equipment Trust Certificates (Filed as Exhibit 4(b)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.) (*)

4(b)(2)        Form of Equipment Trust Certificate (included in Exhibit
               4(b)(1))

4(c)(1) Form of Trust Indenture and Security Agreement (Leased Aircraft Indenture) between the Owner Trustee and the Indenture Trustee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(c) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.) (*)

4(c)(2) Form of Trust Indenture and Security Agreement (Leased Aircraft Indenture - Prefunding) between the Owner Trustee and the Indenture Trustee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Pass Through Certificates (*)

4(d) Form of Trust Indenture, Mortgage and Security Agreement (Owned Aircraft Indenture) between Federal Express Corporation and the Indenture Trustee, relating to Equipment Certificates (Owned Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(d)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-56569, and incorporated herein by reference.) (*)

4(e)(1) Form of Participation Agreement among Federal Express Corporation, as Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants, if any, the Indenture Trustee and, when in connection with an offering of Pass Through Certificates, the Pass Through Trustee, relating to Equipment Trust Certificates or, when in connection with an offering of Pass Through Certificates, Equipment Certificates (Leased Aircraft Certificates) (Filed as Exhibit 4(e)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)
               (*)

4(e)(2) Form of Participation Agreement among Federal Express Corporation, as Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, relating to Equipment Certificates in connection with an offering of Pass Through Certificates (Leased Aircraft Certificates - Prefunding) (*)

4(e)(3) Form of Participation Agreement among Federal Express Corporation, the Pass Through Trustee and the Indenture Trustee for Equipment Certificates (Owned Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(e)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 33-56569, and incorporated herein by reference.) (*)

4(f)(1) Form of Trust Agreement between the Owner Participant and the Owner Trustee relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(f) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.) (*)

4(f)(2) Form of Trust Agreement between the Owner Participant and the Owner Trustee relating to Equipment Certificates (Leased Aircraft Certificates - Prefunding) in connection with an offering of Pass Through Certificates (*)

4(g)(1) Form of Lease Agreement between the Owner Trustee, as the Lessor, and Federal Express Corporation, as Lessee, relating to Equipment Certificates (Leased Aircraft Certificates in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(g) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.) (*)

4(g)(2) Form of Lease Agreement between the Owner Trustee, as the Lessor, and Federal Express Corporation, as Lessee, relating to Equipment Certificates (Leased Aircraft Certificates-Prefunding) in connection with an offering of Pass Through Certificates (*)

4(h) Form of Collateral Agreement between the Owner Trustee and the Indenture Trustee (Filed as Exhibit 4.g to Registrant's Registration Statement No. 33-51623, and incorporated herein by reference.)

4(i) Form of Indenture dated as of July 1, 1996 between the Registrant and The First National Bank of Chicago, as Trustee

4(j)           Form of Debt Security (included in Exhibit 4(i))

4(k) The description of the securities contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 15, 1978 under Section 12 of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description.

4(l) Certain provisions of Registrant's Articles of Incorporation relating to the Common Stock and defining the rights of security holders (Filed as Exhibit 3.1 to Registrant's 1993 Annual Report on Form 10-K, Commission File No. 1-7806, and incorporated herein by reference.)

5(a)(1) Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to Equipment Trust Certificates

5(a)(2) Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to Pass Through Certificates

5(b)           Opinion of Bingham, Dana & Gould, counsel for the Pass Through
               Trustee

5(c)           Opinion of Ray, Quinney & Nebeker, counsel for the Owner Trustee

5(d)(1) Opinion of George W. Hearn, Vice President - Law of Federal Express Corporation, relating to Equipment Trust Certificates and Pass Through Certificates

5(d)(2) Opinion of George W. Hearn, Vice President - Law of Federal Express Corporation, relating to Debt Securities, Common Stock and Preferred Stock

8(a) Tax Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation (included under the caption "Federal Income Tax Consequences" in the Prospectus relating to Pass Through Certificates)

8(b) Tax Opinion of Bingham, Dana & Gould, special counsel for the Pass Through Trustee (included under the caption "Certain Massachusetts Taxes" in the Prospectus relating to Pass Through Certificates) (included in Exhibit 5(b))

12             Computation of Ratio of Earnings to Fixed Charges (Filed as
               Exhibit 12.1 to Registrant's FY96 Third Quarterly Report on Form 10-Q, Commission File No. 1-7806, and incorporated herein by reference.)

15(a) Letters of Arthur Andersen LLP, independent public accountants (Filed as Exhibits 15.1 to Registrant's FY96 First, Second and Third Quarterly Reports on Form 10-Q, Commission File No. 1-7806, and incorporated herein by reference.)

23(a) Consent of Davis Polk & Wardwell, counsel for Federal Express Corporation (included in Exhibits 5(a)(1) and 5(a)(2))

23(b) Consent of Bingham, Dana & Gould, counsel for the Pass Through Trustee (included in Exhibit 5(b))

23(c) Consent of Ray, Quinney & Nebeker, counsel for the Owner Trustee (included in Exhibit 5(c))

23(d)          Consent of George W. Hearn (included in Exhibits 5(d)(1) and
               5(d)(2))

23(e)          Consent of Arthur Andersen LLP, independent public accountants

24             Powers of Attorney

25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company, as Indenture Trustee and as Pass Through Trustee

25(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee

_________________________
* Separate Indentures, Participation Agreements, Trust Agreements and Lease Agreements will be entered into with respect to each Leased Aircraft in connection with any particular offering of Equipment Trust Certificates or Pass Through Certificates. Separate Indentures and Participation Agreements will be entered into with respect to each Owned Aircraft in connection with an offering of Pass Through Certificates. The Prospectus Supplement for each offering of Equipment Trust Certificates or Pass Through Certificates will set forth any material details in which such Indentures, Participation Agreements, Trust Agreements or Lease Agreements, as the case may be, differ from the corresponding Exhibit for the form of such documents.